UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Gates Industrial Corporation plc

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April 1, 2020
Dear Gates Shareholders:
You are cordially invited to attend the 2020 Annual General Meeting of Shareholders of Gates Industrial Corporation plc to be held on Thursday, May 14, 2020 at 10:00 a.m. Mountain Time. Due to the public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our shareholders and associates, as well as to provide a consistent and convenient experience to all shareholders regardless of location, we have adopted a virtual format for our 2020 Annual General Meeting of Shareholders. To attend the virtual meeting, you must register in advance at www.proxydocs.com/GTES prior to the deadline of Thursday, May 7, 2020 at 3:00 p.m. Mountain Time. The attached notice of annual general meeting of shareholders and proxy statement describe the formal business to be transacted at the meeting and provide detail on the virtual meeting format, including how to register.
In accordance with the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to their shareholders over the internet, we are primarily furnishing proxy materials to our shareholders of ordinary shares on the internet, rather than mailing paper copies of the materials (including our Annual Report on Form 10-K for the fiscal year ended December 28, 2019). On or about April 1, 2020, we mailed certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access these materials and how to vote their shares. Such notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by email. If you requested your materials via email, the email contains voting instructions and links to the materials on the internet. You may also read, print and download our annual report and our proxy statement at www.proxydocs.com/GTES.
As a shareholder of Gates Industrial Corporation plc, you play an important role in our company by considering and taking action on these matters. We appreciate the time and attention you invest in making thoughtful decisions. Regardless of whether you plan to participate in the meeting, we encourage you to vote your shares as promptly as possible.
Thank you for your continued interest in our company.
Sincerely,
Ivo Jurek
Chief Executive Officer

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GATES INDUSTRIAL CORPORATION PLC
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 14, 2020

Notice is hereby given that the 2020 Annual General Meeting of Shareholders (the “AGM” or the “Meeting”) of Gates Industrial Corporation plc (“Gates” or the “Company”) will be held virtually on Thursday, May 14, 2020, at 10:00 a.m., Mountain Time at www.proxydocs.com/GTES. The AGM will be held for the following purposes:
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To elect the seven director nominees identified in this Proxy Statement.

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To conduct an advisory vote to approve named executive officer compensation.

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To conduct an advisory vote on the Company’s directors’ remuneration report (the “Directors’ Remuneration Report”) contained in Appendix A of this Proxy Statement in accordance with the requirements of the United Kingdom (the “U.K.”) Companies Act 2006 (the “Companies Act”).

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To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ending January 2, 2021.

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To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid before the Company’s shareholders).

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To authorize the Audit Committee of the Board of Directors of the Company (the “Board” or “Board of Directors”) to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor.

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To transact such other business as may properly come before the AGM or any adjournment thereof.

The above proposals are more fully described in the Proxy Statement following this Notice, which shall be deemed to form a part of this Notice. The Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 (the “2019 Annual Report”) accompanies the Proxy Statement following this Notice. These documents may also be accessed free of charge at www.proxydocs.com/GTES.
You can vote and attend the AGM if you were a shareholder of record at the close of business on March 20, 2020.
To attend the AGM, you must register in advance prior to the deadline of Thursday, May 7, 2020 at 3:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting at www.proxydocs.com/GTES. There will be no physical meeting location. The meeting will only be conducted via live audiocast. It is important that your shares be represented and voted at the AGM. We encourage you to vote by internet or telephone, or complete, sign and return your proxy prior to the AGM even if you plan to attend.
By Order of the Board of Directors,
Ivo Jurek
Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2020:
The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2019 Annual Report are available at www.proxydocs.com/GTES.

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PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 14, 2020
10:00 a.m. Mountain Time
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What is the purpose of the AGM?
At the AGM, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement. These matters include: the election of seven directors, an advisory vote to approve named executive officer compensation, an advisory vote on the Directors’ Remuneration Report, ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2021, re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, and a proposal to authorize the Audit Committee of the Board to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor. Management will be available to respond to questions from shareholders.
Who is entitled to vote at the AGM?
Only our shareholders of record at the close of business on March 20, 2020 (the “record date” for the Meeting), are entitled to receive notice of and to participate in the virtual AGM. If you were a shareholder of record on that date, you will be entitled to vote electronically all of the shares you held on that date at the Meeting, or any postponement(s) or adjournment(s) of the Meeting. As of the record date, there were 290,666,538 ordinary shares in the capital of the Company in issue, all of which are entitled to be voted at the Meeting. We expect the proxy materials and the Notice of Internet Availability of Proxy Materials to be mailed and/or made available to shareholders eligible to vote on or about April 1, 2020.
Any corporation that is a shareholder of record may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at the AGM and the person so authorized shall (on production of a certified copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company. In the case of joint holders of a share, the vote of the senior holder who tenders a vote, whether in person (virtually) or by proxy, shall be accepted to the exclusion of the vote or votes of the other joint holder or holders, and seniority shall be determined by the order in which the names of the holders stand in the register.
What are the voting rights of the holders of our ordinary shares?
Holders of ordinary shares are entitled to one vote per share on each matter that is submitted to shareholders for approval.
Who can attend the Meeting?
All shareholders as of the record date may virtually attend the AGM.
How can I attend and vote at the Meeting?
To attend the AGM, you must register in advance at www.proxydocs.com/GTES prior to the deadline of Thursday, May 7, 2020 at 3:00 p.m. Mountain Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting at www.proxydocs.com/GTES. Instructions on how to register, attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/GTES and assistance with questions regarding how to attend and participate via the Internet will be provided at the same address.

Will I be able to participate in the virtual Meeting on the same basis I would be able to participate in a live annual general meeting?
In light of the public health concerns due to the COVID-19 pandemic and to support the health and well-being of our shareholders and associates, the AGM Will be held in a virtual meeting format only and will be conducted via live audiocast. The virtual meeting format for the AGM will enable full and equal participation by all our shareholders from any place in the world at little to no cost. We believe that holding the AGM virtually provides the opportunity for participation by a broader group of shareholders while reducing environmental impacts and the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.
We designed the format of the virtual AGM to ensure that our shareholders who attend our AGM will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance shareholder access, participation and communication through online tools. To ensure such an experience, we will provide shareholders with the ability to submit appropriate questions real-time through the meeting website.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Beneficial owners.   If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” As such, these proxy materials or the Notice of Internet Availability of Proxy Materials are being made available or forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee.
Shareholders of record.   If you are registered on the register of members of the Company in respect of ordinary shares, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.
What constitutes a quorum?
The presence at the Meeting, in person (virtually) or by proxy, of the holders of ordinary shares representing at least the majority of the voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum, permitting the Meeting to conduct its business. If a quorum is not present at the Meeting, the director(s) present may adjourn the Meeting to a specified time and place not less than one day after the original date.
What vote is required to approve each item?
Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder present in person (virtually) or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for every ordinary share held. The resolutions proposed in proposals 1 through 6 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such resolution will be approved by a simple majority of the votes cast in favor thereof.
With respect to the non-binding advisory resolutions in proposal 2 (regarding the advisory approval of named executive officer compensation) and proposal 3 (regarding approval of the Directors’ Remuneration Report), the results of the vote are advisory and will not be legally binding on the Board or any committee thereof to take any action or refrain from taking any action. However, our Board values the opinions of the shareholders as expressed through advisory votes and will carefully consider the outcome of the advisory votes.
Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting.

These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 3, 5 and 6 are customary proposals in accordance with English law.
The inspector of election for the AGM shall determine the number of ordinary shares represented at the Meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes that are present and entitled to vote will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining a quorum. A “broker non-vote” occurs when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker lacks the authority to vote uninstructed shares at its discretion. Abstentions and “broker non-votes” will have no effect on any of the proposals as abstentions and broker non-votes are not considered votes cast and will not be counted as a vote either for or against these proposals.
What are the Board’s recommendations?
Our Board of Directors recommends a vote FOR each of the proposals submitted for shareholder vote. Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted FOR proposals 1 through 6 and in accordance with the recommendation of our Board of Directors, FOR or AGAINST all other matters that may properly come before the AGM. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.
How do I vote?
If you are a shareholder of record, you may use any of the following methods to vote:
By Written Proxy.   All shareholders of record who received proxy materials by mail can vote by returning the proxy card. If you received the proxy materials electronically, you may request a proxy card at any time by following the instructions on the voting website.
By Telephone or Internet.   All shareholders of record can vote by telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the internet using the procedures and instructions described on the proxy card.
In Person.   All shareholders of record may vote in person (virtually) during the AGM.
If you are a street-name holder (that is, if you hold your shares through a bank, broker, or other nominee), you must vote in accordance with the voting instruction form provided by your bank, broker or other nominee. The availability of telephone or internet voting will depend upon your bank’s, broker’s or other nominee’s voting process.
All advance votes must be received before the AGM. The return of a completed proxy card, or the submission of proxy instructions via the internet or by telephone, will not prevent a shareholder of record from attending and voting at the AGM. If you are a shareholder of record and have appointed a proxy but also attend the AGM and vote in person (virtually), your proxy appointment will automatically be terminated.
Except as set out in the Proxy Statement, all communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues should be sent to our transfer agent, Computershare Trust Company, N.A. at (800) 942-5909 or in writing at 250 Royall Street, Canton, MA 02021. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in the Proxy Statement or in any related documents to communicate with the Company for any purpose other than those expressly stated.
Are my shares voted if I do not provide a proxy?
If you are a shareholder of record and do not provide a proxy, you must attend the AGM in order to vote. If you hold ordinary shares through an account with a bank or broker, your shares may be voted by the bank or broker on some matters if you do not provide voting instructions. Under New York Stock Exchange (“NYSE”) rules governing broker non-votes, proposals 1, 2 and 3 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposals. Proposals 4, 5 and 6 are considered routine matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on these proposals. This means that, if you do not provide voting instructions on proposal 4, 5 or 6, your broker may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending January 2, 2021, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor for the year ending January 2, 2021 and to authorize the Audit Committee to determine the remuneration of Deloitte LLP, but cannot vote your shares on any other matters being considered at the AGM.
Can I change my vote after I return my proxy card?
Yes. Shareholders of record may revoke a proxy and/or change their vote prior to the completion of voting at the AGM by:
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signing another proxy card or voting instruction form with a later date and delivering it to the Office of the Corporate Secretary of the Company, attention Director Jurek, before the AGM;

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voting again over the internet or by telephone before the AGM;

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voting in person (virtually) at the AGM; or

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notifying the Office of the Corporate Secretary of the Company, attention Director Jurek, in writing before the AGM.

Street name holders who wish to revoke or change their votes should contact the bank, broker or other nominee that holds their shares.
Who pays for costs relating to the proxy materials and AGM?
The costs of preparing, assembling and mailing this Proxy Statement, the Notice, the 2019 Annual Report, the proxy card and the UK annual report and accounts for the year ended December 28, 2019, along with the cost of posting the proxy materials on a website, are to be borne by the Company. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.
Shareholders’ requests under section 527 of the Companies Act
Under section 527 of the Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish a statement on a website setting out any matter relating to:
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the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or

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any circumstance connected with an auditor of the Company ceasing to hold office since the last annual general meeting.

The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Companies Act. Where the Company is required to place a statement on a website under section 527 of the Companies Act, it must forward the statement to the Company’s auditor no later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required under section 527 of the Companies Act to publish on a website.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors unanimously recommends that shareholders vote “FOR” each nominee to serve as director.
What am I voting on?
The Company’s Articles of Association provide that each director shall retire from office at each annual general meeting of the Company and shall be eligible for re-election. The first proposal for consideration at the AGM is the election of each of the seven candidates named below as a director for a one-year term expiring at our 2021 annual general meeting of shareholders. Each of these candidates is currently a director. Each nominee has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve. Mr. David Calhoun, former Chair of the Board and Mr. John Plant, former director, resigned from our Board of Directors effective January 9, 2020 and July 23, 2019, respectively. Accordingly, neither is standing for re-election at the AGM.
Upon the recommendation of the Nominating and Governance Committee, the Board has nominated each of the seven directors identified below as a nominee for a one-year term expiring at the 2021 annual general meeting of shareholders or until his or her successor is duly elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death. If any director nominee should become unavailable for election prior to the AGM, an event that currently is not anticipated by the Board, either the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly.
Set forth on the following pages is biographical and other background information concerning each nominee for director, as well as a discussion of the specific experience, qualification and skills of each director that helped lead the Board to conclude that each respective director should continue to serve as a member of the Board.
The form of shareholder resolutions for this proposal are set forth under the heading “Shareholder Resolutions for the 2020 Annual General Meeting” in this Proxy Statement.
Composition of the Board of Directors
Our business and affairs are managed under the direction of our Board of Directors, which consists of seven directors, of whom Mr. Ireland, Mr. Klebe, Ms. Mains and Mr. Neely have affirmatively been determined by our Board of Directors to be independent. We are party to a shareholders agreement with certain affiliates of The Blackstone Group Inc. (“Blackstone” or our “Sponsor”). This agreement grants our Sponsor the right to designate nominees to our Board of Directors subject to the maintenance of certain ownership requirements in the Company. See “Certain Relationships and Related Person Transactions — Shareholders Agreement.”
Director Backgrounds
The following presents the names, ages as of April 1, 2020 and selected biographical information for each of our director nominees.
Name	Age	Position
Neil P. Simpkins	53	Director, Chair of the Board
Ivo Jurek	55	Director, Chief Executive Officer
James W. Ireland, III	65	Director
Julia C. Kahr	41	Director
Terry Klebe	65	Director
Stephanie K. Mains	52	Director
Wilson S. Neely	64	Director

Neil P. Simpkins has served as a director of Gates Industrial Corporation plc since November 2017 and as the Chair of the Board since January 2020. He has served as a director of Gates entities since 2014. He is a Senior Managing Director of Blackstone’s Corporate Private Equity Group. Since joining Blackstone in 1998, Mr. Simpkins has led the acquisitions of TRW Automotive, Vanguard Health Systems, Team Health, LLC, Apria Healthcare Group, Summit Materials, Inc., Change Healthcare, Inc. and Gates. Before joining Blackstone, Mr. Simpkins was a Principal at Bain Capital. While at Bain Capital, Mr. Simpkins was involved in the execution of investments in the consumer products, industrial, healthcare and information industries. Prior to joining Bain Capital, Mr. Simpkins was a consultant at Bain & Company in the Asia Pacific region and in London. He currently serves as a director of Apria Healthcare Group, Change Healthcare, Inc. and Team Health, Inc. and previously served as a director of Summit Materials, Inc. from 2009 to 2018.
Ivo Jurek has served as a director of Gates Industrial Corporation plc since its formation in September 2017 and has served as our Chief Executive Officer and a director of Gates entities since May 2015. Mr. Jurek oversees and manages all of Gates’ departments and lines of products and services globally. As Chief Executive Officer, Mr. Jurek has led Gates to expand product lines in fluid power and power transmission, and strategically grow market share through acquisitions and joint ventures, while driving improved financial performance through increased plant efficiencies. Mr. Jurek has a deep understanding of new technology development, manufacturing, distribution and international business markets. Prior to joining Gates, Mr. Jurek served as President of Eaton Electrical, Asia Pacific beginning in November 2012 until May 2015. During that time, Mr. Jurek had management oversight of Eaton Electrical’s Asia Pacific portfolio which included optimizing manufacturing plants, identifying new markets, and assisting with the overall performance of the company. Prior to that, Mr. Jurek served as Group President for Cooper Power Systems — Cooper Bussmann, with complete oversight of all business activities there and in significant general management positions in International Rectifier Corporation and TRW Inc.
James W. Ireland, III has served as a director of Gates Industrial Corporation plc since November 2018. From 2011 until his retirement in 2018, Mr. Ireland served as President and Chief Executive Officer of General Electric Africa, a digital and industrial company focused on transforming the industry with machines that have software defined solutions. From 2007 until 2011, Mr. Ireland served as the President and Chief Executive Officer of General Electric’s Asset Management Group. From 1999 to 2007, Mr. Ireland was President of NBC Universal Television Stations and Network Operations (a General Electric wholly-owned subsidiary), one of the world’s leading media and entertainment companies in development, production, and marketing of entertainment, news and information to a global audience.
Julia C. Kahr has served as a director of Gates Industrial Corporation plc since December 2017 and has served as a director of Gates entities since 2014. She is a Senior Managing Director of Blackstone’s Corporate Private Equity Group. Since joining Blackstone in 2004, she has been involved in the execution of Blackstone’s investments in SunGard, Encore Medical, DJ Orthopedics, Summit Materials and Gates. Before joining Blackstone, she was a Project Leader at the Boston Consulting Group, where she worked with companies in a variety of industries, including health care, financial services, media and entertainment, and consumer goods. She is also the sole author of Working Knowledge, a book published by Simon & Schuster in 1998. Ms. Kahr currently serves as a director of Barry-Wehmiller Companies, Inc., Sheltering Arms and BRIC Arts Media.
Terry Klebe has served as a director of Gates Industrial Corporation plc since December 2017 and has served as a director of Gates entities since 2016. Mr. Klebe was previously Senior Vice President and Chief Financial Officer of Cooper Industries plc, a multinational industrial manufacturing company with 2010 revenues of  $5.1 billion, until his retirement in February 2010. Mr. Klebe served as vice chairman at Cooper Industries plc from February 2010 until April 2011. Mr. Klebe also served on the Board of Directors of Fairchild Semiconductors and as a head of the company’s Audit Committee until its sale in September 2016.
Stephanie K. Mains has served as a director of Gates Industrial Corporation plc since February 2019. Most recently, she served as President and CEO, ABB Electrification Products Industrial Solutions, a 2018 acquisition from GE. She led Industrial Solutions, a $2.6B leading provider of advanced technologies that distribute, protect and control electricity, from November 2015 until January 2019. Prior to Industrial Solutions, she served as Vice President of GE Distributed Power Global Services from March 2013 until

October 2015, where she led a $2.2B global business. From March 2006 until March 2013, she held positions of increasing responsibility from General Manager to Vice President, as she led the global build out and transformation of a $4B service operation for GE Energy-Power. Prior to joining GE Energy, Ms. Mains spent 17 years across multiple GE businesses in financial and transformational leadership positions, including CFO for GE Aviation Services Material Solutions, a $4B aftermarket business.
Wilson S. Neely has served as a director of Gates Industrial Corporation plc since April 1, 2020. He is currently Director of Strategic Initiatives for InterNex Capital, an asset-based, digital lender providing innovative and flexible working capital financing to small- and medium-sized businesses. Prior to that, from 1991 until his retirement in January 2020, Mr. Neely served as a Partner of Simpson Thacher & Bartlett LLP with a corporate practice primarily in the areas of mergers and acquisitions and capital markets. While at Simpson Thacher & Bartlett LLP, Mr. Neely advised on numerous business combination transactions, including leveraged buyouts, recapitalizations and strategic partnerships between private equity funds and corporate partners. In addition, he oversaw numerous capital markets transactions. He currently serves on the Board of Directors and select committees for Readworks, myFace, Historic Hudson Valley, and the University of Texas Law School Foundation.
Director Qualifications
When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the Board of Directors considered the following important characteristics, among others:
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Mr. Simpkins’ significant financial and business experience, including as a Senior Managing Director in the Corporate Private Equity Group at Blackstone and former Principal at Bain Capital.

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Mr. Jurek’s extensive business and industry experience as well as his experience leading Gates since May 2015.

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Mr. Ireland’s extensive management expertise, including as former Chief Executive Officer of General Electric Africa and General Electric’s Asset Management Group.

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Ms. Kahr’s extensive knowledge of a variety of different industries and her significant financial and investment experience from her involvement in Blackstone, including as Senior Managing Director.

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Mr. Klebe’s extensive business and leadership experience, including as former Chief Financial Officer and then Vice Chairman of Cooper Industries plc.

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Ms. Mains’ leadership and operational experience from her service in various senior management roles, including as former President and CEO, ABB Electrification Products Industrial Solutions and Vice President of GE Distributed Power Global Services.

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Mr. Neely’s strong knowledge of corporate governance and his legal experience as a retired Partner from Simpson Thacher & Bartlett LLP in the areas of mergers and acquisitions and capital markets. Mr. Neely was recommended as a nominee for inclusion in this proxy statement by non-management directors of the Company.

CORPORATE GOVERNANCE
Directors’ Independence and Controlled Company Exception
Our Sponsor holds more than a majority of the voting power of our ordinary shares eligible to vote in the election of our directors. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. Under these NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of our Board of Directors consist of independent directors, (2) that our Board of Directors have a compensation committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that our Board of Directors have a nominating and governance committee that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. A company whose shares are listed on the NYSE that ceases to be a controlled company may continue to rely on these exemptions during transition periods prescribed by the NYSE. For at least some period, we intend to continue to utilize these exemptions.
The Board has affirmatively determined that Mr. Ireland, Mr. Klebe, Ms. Mains and Mr. Neely are independent under the NYSE listing standards.
Board Meetings, AGM and Attendance
Directors are expected to attend Board meetings and meetings of committees on which they serve. In 2019, the Board of Directors met a total of seven times. All directors attended at least 75 percent of the total meetings of the Board of Directors and the committees on which he or she served during his or her tenure during 2019. It is the policy of the Board of Directors that directors are invited to attend the AGM, although such attendance is not mandatory. In 2019, one director, Ivo Jurek, attended the AGM.
Board Structure
The Board believes that independent leadership is important. The Board also believes that, depending on what appears to be in the best interests of the Company and its shareholders at any given point in time, it should be able to choose whether the roles of Chair of the Board and Chief Executive Officer are combined or separate. Therefore, the Board does not have a policy on whether the role of Chair and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chair should be selected from the independent directors. Currently, Mr. Neil Simpkins serves as Chair of the Board and Mr. Ivo Jurek serves as Chief Executive Officer.
In cases where the Board believes that the Chair and Chief Executive Officer roles should be combined or when the Chair is otherwise not “independent” pursuant to our Corporate Governance Guidelines, the independent directors may elect from among themselves an individual who acts as Lead Director. The Lead Director shall help coordinate the efforts of the independent and non-management directors in the interest of ensuring that objective judgment is brought to bear on sensitive issues involving the management of the Company and, in particular, the performance of senior management.
The Board’s Role in Management’s Succession Planning
The Board of Directors is responsible for reviewing the succession plan relating to the Chief Executive Officer and other executive officers that is developed by management. Directors are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long term strategy that optimizes operating performance, profitability and shareholder value creation. As part of its responsibilities under its charter, the Compensation Committee oversees the evaluation of management and the management continuity planning process. Additionally, it reviews the succession plans relating to the Chief Executive Officer and other executive officers and makes recommendations to the Board with respect to the selection of individuals to occupy these positions. The ongoing succession process is designed to reduce vacancy, transition and readiness risks and develop strong leadership quality and executive bench strength.

The Board’s Role in Risk Oversight
Our Board exercises direct oversight of strategic risks to the Company. The Audit Committee reviews guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, including the Company’s major financial risk exposures and the steps management takes to monitor and control such exposures. The Compensation Committee oversees risks relating to the Company’s compensation policies and practices. Each committee charged with risk oversight reports to the Board on those matters.
Additionally, with respect to cybersecurity risk oversight, our Board receives updates from our information technology team to assess the primary cybersecurity risks facing the Company and the measures the Company is taking to mitigate such risks. In addition to such updates, our Board and our Audit Committee receive updates from management as to changes to the Company’s cybersecurity risk profile or significant newly identified risks.
Executive Sessions
To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings without members of management. Our Chair presides over executive sessions of non-management directors. In addition, our independent directors meet in executive session at least once a year with no members of management or directors who are not “independent” present and our independent directors designate a director from among themselves to preside at executive sessions of the independent directors.
Board Committees
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Our Board of Directors may also establish from time to time any other committees that it deems necessary or desirable. Members serve on these committees until such member’s successor is duly elected and qualified or until such member’s earlier resignation, removal, retirement, disqualification or death.
Each of the standing committees of the Board of Directors discussed below operate under written charters, which are available on our website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.
Audit Committee
Our Audit Committee consists of Mr. Klebe, Mr. Ireland and Ms. Mains, with Mr. Klebe serving as chair. Our Audit Committee is responsible for, among other things:
•
selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

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assisting the Board of Directors in evaluating the qualifications, performance and independence of our independent auditors;

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assisting the Board of Directors in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;

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assisting the Board of Directors in monitoring our compliance with legal and regulatory requirements;

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reviewing the adequacy and effectiveness of our internal controls over financial reporting;

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assisting the Board of Directors in monitoring the performance of our internal audit function;

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reviewing with management and our independent auditors our annual and quarterly financial statements;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

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preparing the audit committee report required by the SEC to be included in our annual proxy statement.

The SEC rules and NYSE rules require us to have an Audit Committee comprised of solely independent directors. The Board has affirmatively determined that Mr. Klebe, Mr. Ireland and Ms. Mains qualify as independent directors under the NYSE listing standards and the independence standards of Rule 10A-3 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”). In addition, our Board of Directors has determined that Mr. Klebe, Mr. Ireland and Ms. Mains are each an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended from time to time (the “Securities Act”).
The Audit Committee held ten meetings during 2019.
Compensation Committee
Our Compensation Committee consists of Ms. Kahr and Mr. Simpkins, with Ms. Kahr serving as chair. The Compensation Committee is responsible for, among other things:
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reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;

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reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

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overseeing the evaluation of management and the management succession planning process;

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reviewing and recommending the compensation of our directors;

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reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules;

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preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

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reviewing and making recommendations with respect to our incentive and equity compensation plans.

The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees; provided, however, that when appropriate to satisfy the requirements of Section 16b-3 of the Exchange Act, any such subcommittee shall be composed solely of two or more members that have been determined to be “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act. The charter of the Compensation Committee also permits the committee to delegate to one or more of our officers the authority to make awards to employees other than any officer subject to Section 16 of the Exchange Act under our incentive compensation or other equity-based plan, subject to compliance with the plan, our articles of association and the laws of the jurisdiction of our organization. In addition, the Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
See “Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Determination Process” for a description of our process for determining compensation, including the role of our executive officers and our independent compensation consultant.
The Compensation Committee held six meetings during 2019.

Nominating and Governance Committee
Our Nominating and Governance Committee consists of Mr. Simpkins and Ms. Kahr, with Mr. Simpkins serving as chair. The Nominating and Governance Committee is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Governance Committee may consider (a) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board and (b) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In addition, although the Nominating and Governance Committee considers diversity of viewpoints, background and experiences, the Board does not have a formal diversity policy. The Nominating and Governance Committee will consider the qualification of any candidate nominated by a shareholder in accordance with the Companies Act. The Nominating and Governance Committee will evaluate candidates recommended by shareholders on a substantially similar basis as it considers other nominees.
The Nominating and Governance Committee is also responsible for, among other things:
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overseeing the evaluation of the Board of Directors;

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reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and

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recommending members for each committee of our Board of Directors.

The Nominating and Governance Committee held two meetings during 2019.
Code of Business Conduct and Ethics and Corporate Governance Guidelines
We maintain a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our chief executive officer, chief financial officer, chief accounting officer and our controller, or persons performing similar functions, which is posted on our website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.” Our Code of Business Conduct and Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.
Our Corporate Governance Guidelines set forth many of the practices, policies and procedures that provide the foundation of our commitment to strong corporate governance. The policies and practices covered in our Corporate Governance Guidelines include operation of the Board of Directors, Board structure, director independence and Board committees. Our Corporate Governance Guidelines are reviewed at least annually by our Nominating and Governance Committee and are revised as necessary or appropriate. Our Corporate Governance Guidelines are posted on our website at www.gates.com under “About Us: Investor Relations: Governance: Governance Documents.”
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 28, 2019 (“Fiscal 2019”), Mr. Simpkins, Mr. Calhoun and Ms. Kahr served on the Compensation Committee. None of these individuals has been an officer or employee of the Company or any of its subsidiaries at any time. In 2019, none of our executive officers served as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee. We are parties to certain transactions with Blackstone described in the “Transactions with Related Persons” section of this Proxy Statement.

Communications with the Board of Directors
Any shareholder or other interested party may communicate with our directors, individually or as a group, the Chair or the non-management or independent directors as a group, by addressing such communications to the Office of the Corporate Secretary of the Company, attention Director Jurek, 1144 Fifteenth Street, Denver, Colorado 80202, who will forward such communications to the appropriate party unless the communications are of a personal nature or not related to the duties and responsibilities of the Board of Directors, including, without limitation, junk mail, mass mailings, business solicitations, spam, surveys and routine product or business inquiries.
Director, Officer and Employee Hedging
The Company’s insider trading policy contains prohibitions on hedging and pledging. Directors, executive officers and employees are prohibited from trading in puts or calls or similar instruments of Company stock, from engaging in short sales of Company stock and from engaging in transactions (including variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company stock. Directors, executive officers and employees are also prohibited from pledging Company stock as collateral for a loan or as part of a margin account.
Executive Officers
The following presents the positions, ages as of April 1, 2020 and selected biographical information for each of our current executive officers (other than Mr. Jurek, whose biographical information appears above under “Director Backgrounds”). Each executive officer is an Executive Vice President of the Company.
Name	Age	Position
Roger Gaston	64	Chief Human Resources Officer
Grant Gawronski	57	Chief Commercial Officer
Walter Lifsey	61	Chief Operating Officer
L. Brooks Mallard	53	Chief Financial Officer
Roger Gaston has served as our Executive Vice President and Chief Human Resources Officer since January 2018 and served as Senior Vice President, Human Resources from August 2016. As our Chief Human Resources Officer, Mr. Gaston works to build and enhance the Gates human resources function globally. He oversees talent management, recruiting, compensation, benefits, labor relations, maintaining a healthy workforce, and talent development. Prior to Gates, Mr. Gaston worked as Senior Vice President — Human Resources for Avaya, a multibillion dollar enterprise telecommunications and solutions company beginning in 2006. At Avaya, Mr. Gaston oversaw all aspects of human resource management and industrial relations policies, practices and operations. Before Avaya, Mr. Gaston was a Corporate Vice President — Human Resources for Storage Technology Corp. from 2000 to 2005. Prior to Storage Technology Mr. Gaston served as the Senior Vice President, Human Resources for Toys R Us, Inc. from 1996-2000. A Chapter 11 petition for bankruptcy protection was filed by Avaya in January of 2017.
Grant Gawronski has served as our Executive Vice President and Chief Commercial Officer since December 2018. His direct commercial responsibilities include the first-fit and replacement businesses in the Americas and EMEA regions, as well as the Company’s global oil & gas business. Mr. Gawronski joined Gates in 2017 as President, Americas, and has broad leadership experience. Prior to joining the Company, Mr. Gawronski served as President, Electrical Industrial and Infrastructure for Eaton Corporation from 2012 to 2017. In that role, Mr. Gawronski oversaw a portfolio that included global oil and gas business units, the power quality business unit, and all Eaton electrical business units in Latin America and Canada. Prior to that, Mr. Gawronski served as Group President at Cooper Industries, and in significant general management positions at GE Lighting.
Walter Lifsey has served as our Executive Vice President and Chief Operating Officer since August 2015. As COO, Mr. Lifsey manages and oversees all manufacturing and operations globally for Gates, including the operations function, health, safety and environmental, quality assurance, procurement and certain new product development. Prior to joining Gates, Mr. Lifsey served as Chief Operating Officer of View Inc., a world-class manufacturer of intelligent windows, where Mr. Lifsey was responsible for all aspects of manufacturing, product quality, manufacturing engineering, operational planning, and manufacturing information systems. Before his time at View, Mr. Lifsey served in various roles at Atmel Corporation beginning in 2006 before becoming Chief Operating Officer where he led global operations from May 2010 to November 2012. Prior to Atmel, he served in various senior management roles at International Rectifier Corporation and TRW Inc.
L. Brooks Mallard has served as our Executive Vice President and Chief Financial Officer since February 24, 2020. As CFO, Mr. Mallard manages Gates’ global corporate finance and accounting functions, including capital structure, resource allocation, financial reporting and the maintenance of our global internal control systems. Previously, Mr. Mallard served as the Chief Financial Officer of Henniges Automotive, a global supplier of highly engineered sealing and anti-vibration systems for the automotive market, beginning June 2019. Prior to Henniges Automotive, he served as the Executive Vice President and Chief Financial Officer of Jeld-Wen beginning in November 2014, where he helped take the company from being private equity held, through an initial public offering on the New York Stock Exchange. He also has held senior financial leadership roles with TRW Automotive, Cooper Industries plc, Thomas & Betts, and Briggs & Stratton during his 25-year career.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion & Analysis (“CD&A”) describes the compensation earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers serving in such capacities as of December 28, 2019 (collectively referred to as our “Named Executive Officers”). Our Named Executive Officers are listed below:
Name	2019 Position
Ivo Jurek	Chief Executive Officer
David Naemura	Chief Financial Officer
Grant Gawronski	Chief Commercial Officer
Walter Lifsey	Chief Operating Officer
Jamey Seely	General Counsel and Corporate Secretary
Effective January 31, 2020, Mr. Naemura resigned from his role as Chief Financial Officer of the Company. Mr. David Wisniewski, the Company’s Chief Accounting Officer, served as the Chief Financial Officer on an interim basis while the Company conducted an executive search for Mr. Naemura’s replacement. Effective February 24, 2020, Mr. L. Brooks Mallard joined the Company as the new Chief Financial Officer.
On March 13, 2020, Ms. Seely advised the Company that she would be resigning from her role as Executive Vice President, General Counsel and Corporate Secretary of the Company to pursue other opportunities, effective April 1, 2020. In connection with Ms. Seely’s departure, she and the Company entered into a Separation Agreement, as described under the heading “Potential Payments upon Termination or Change in Control.” The Company has not yet named a replacement for Ms. Seely.
Compensation Philosophy and Objectives
To ensure management’s interests are aligned with those of our shareholders, we emphasize a pay-for-performance compensation philosophy. We believe that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance. Our executive compensation program is designed to enable us to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for our customers and shareholders and achieving the Company’s business goals over the long term. In addition, our executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. As described below, we believe that each element of our executive compensation program aligns with this philosophy.
Executive Compensation Structure
The material elements of our executive compensation program include the following, all of which are described in detail in this Compensation Discussion and Analysis:
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Base salary

•
Annual Cash Bonus (a short-term incentive tied to the Company’s annual financial performance)

•
Long-Term Equity Incentives (long-term incentive opportunity consisting of performance-based restricted stock units, time-based restricted stock units and stock options)

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Broad-based employee benefits, limited perquisites and severance coverage

Say on Pay and Say on Frequency Votes
In 2019, the Compensation Committee considered the outcome of the stockholder advisory vote on 2018 executive compensation when making decisions relating to the compensation of our Named Executive Officers and our executive compensation program and policies. Our stockholders voted at our 2019 AGM, in a non-binding, advisory vote, on the 2018 compensation paid to our Named Executive Officers. Approximately 99% of the votes were cast in favor of the Company’s 2018 compensation decisions. Based on this level of support, the Compensation Committee decided that the say on pay vote result did not necessitate any substantive changes to our compensation program.
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders can vote on the frequency of say-on-pay voting once every six years. We expect this vote to next occur at our 2025 annual meeting. Until that time, we expect to hold an advisory, non-binding say-on-pay vote on an annual basis.
Governance Highlights Related to our Compensation Practices
The Company is committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our shareholders, including the following:
Compensation Practice		Recent Change?
Pay-for-Performance
— The majority of our total executive direct compensation is variable and directly or indirectly tied to Company performance.
— No incentive funding when Company performance on a metric does not meet threshold requirements for such metric under our annual short and long term incentive plans (relating to performance awards).
— Multiple performance targets.
— Beginning in 2020, 50% of the Chief Executive Officer’s equity-based compensation will be performance based.
Yes, 50% of the Chief Executive Officer’s equity-based compensation is performance based (effective in 2020)
Excellence on our Board	— Annual election of directors by majority vote. — Current separation of Chair and Chief Executive Officer roles. — All current members of Audit Committee are financial experts.
Robust Stock Ownership Guidelines	Stock ownership guidelines of 6x base salary for Chief Executive Officer; 3x base salary for other executive officers and certain senior vice presidents; 4x cash retainer for directors.	Yes, Chief Executive Officer ownership guidelines increased from 5x to 6x base salary (effective in 2019)
Double Trigger Change-in-Control	— Executive Change in Control Plan and, beginning in 2020, equity grants require both a change-in-control and a qualifying termination for accelerated vesting.	Yes, revised equity awards agreements to include double trigger (effective in 2020)
Strict Trading Policy; Anti-Hedging and Pledging Policies	Enforcement of a strict trading policy; no hedging or pledging of Company stock by executives or directors.

Compensation Practice		Recent Change?
Clawback Policy	Recovery of incentive cash and equity compensation in certain circumstances if it was paid based on inaccurate financial statements.
Tax Gross-Ups	No excise tax or income tax gross-ups (except in the event of relocation).
Employment Contracts	None of our current Named Executive Officers have an employment contract.
Limited Perquisites	Perquisites generally consist of a parking subsidy, tax preparation services, enhanced AD&D and an executive annual physical examination.
Executive Compensation Determination Process
Role of Board, Compensation Committee.   The Compensation Committee provides assistance to our Board for oversight of our executive compensation program. As part of its responsibilities under its charter, the Compensation Committee oversees the annual compensation decision process for our Named Executive Officers, including our Chief Executive Officer. The Compensation Committee has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of each Named Executive Officer and compensation in relation to other employees and other equivalent roles.
The Compensation Committee annually reviews our Chief Executive Officer’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves any changes to the Chief Executive Officer’s overall compensation package in light of such review. Our Chief Executive Officer does not participate in deliberations regarding his own compensation.
In addition, the Compensation Committee has historically taken into account the recommendations of our Chief Executive Officer based on his judgment and knowledge of our industry when making compensation decisions for our executive officers, other than the Chief Executive Officer. Our Chief Executive Officer annually reviews each executive officer’s performance with the Compensation Committee and recommends to the Compensation Committee an appropriate base salary, annual incentive target opportunity and annual incentive payout and, if applicable, grant of long-term equity incentive award. Based upon the recommendations of our Chief Executive Officer and the other considerations described below and in consideration of the executive compensation philosophy described above, the Compensation Committee reviews and approves the overall annual compensation packages for our executive officers, including our Named Executive Officers, other than our Chief Executive Officer.
Proposed grants of equity to our Named Executive Officers and other Section 16 officers are reviewed and approved by the full Board in order to qualify such grants as exempt from the short-swing profit provisions of Section 16 of the Exchange Act.
Timing of Compensation Decisions.   In January, the Compensation Committee typically determines the attainment level of the performance measures for the prior year’s short-term incentive and the aggregate amount of the “pool” for funding. In February, after we report our fourth quarter and year-end financial results for the preceding fiscal year (the “February meeting”), the Compensation Committee typically makes individual pay recommendations for our executives, including the Named Executive Officers. This timing allows the Compensation Committee to have a complete financial performance picture prior to making compensation decisions.
The Compensation Committee recommends annual equity awards at the February meeting that, if approved by the Board, such equity awards are dated on the date of such Board approval. The exception is grants to executives who are promoted or hired from outside the Company during the year. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approval date.

Role of the Independent Compensation Consultant.   The Compensation Committee retains an independent compensation consultant, Aon plc (the “Consultant”), to support the oversight and management of our executive compensation program. The Compensation Committee retains sole authority to hire or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. A representative of the Consultant attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee Chair between meetings. The Compensation Committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
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advising the Compensation Committee on executive compensation trends and regulatory developments;

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providing a total compensation study for executives against the companies in our peer group and recommendations for executive pay;

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providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk;

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serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting;

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reviewing and commenting on proxy disclosure items, including this CD&A;

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performing an annual compensation risk assessment;

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advising the Compensation Committee on management’s pay recommendations; and

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from time to time, reviewing and providing compensation recommendations for non-employee directors to the Nominating and Governance Committee.

The Compensation Committee has assessed the independence of the Consultant as required by the NYSE rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Peer Group.   The Compensation Committee, with the help of its Consultant, conducts an annual review and evaluation of executive and director compensation in comparison to an industry peer group. For Fiscal 2019, the Consultant developed, and the Compensation Committee approved, a peer group of sixteen companies based on consideration of the following criteria:
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publicly-traded companies within similar GICS code classifications;

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peer companies used by the potential peer companies within the similar GICS codes;

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peer companies used by proxy advisory firm Institutional Shareholder Services Inc. (“ISS”);

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companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues; and

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companies with enterprise values of approximately 0.2x to 5x Gates’ total enterprise value.

The peer group used to assist with 2019 compensation decisions consisted of the following companies:
Peer Group(1)
AMTEK, Inc.	Lincoln Electric Holdings, Inc.
Colfax Corporation	Nordson Corporation
Crane Co.*	Pentair plc*
Donaldson Company, Inc.	Regal Beloit Corporation
Flowserve Corporation	Rexnord Corporation
Gardner Denver Holdings, Inc.*	SPX Corporation
Graco Inc.	The Timken Company
IDEX Corporation	Xylem Inc.*

(1)
New peer companies are represented by a “*” and were added to assist with 2019 compensation decisions. These new peer companies have similar market capitalization and industry focus to the Company. Actuant Corporation, Franklin Electric and EnPro Industries were removed from the peer group for 2019 to position the Company’s annual revenues closer to the peer median.

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Elements of Compensation
Our executive compensation program is designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within Gates increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. We also provide various retirement and benefit programs and modest, business-related benefits as discussed below.
Total Compensation Mix.   Our mix of target total compensation in 2019, as illustrated by the below charts, is significantly skewed towards variable “at-risk” compensation.
Base Salary.   Base salaries for our Named Executive Officers in 2019 were determined by the Compensation Committee after consideration of: (1) the Chief Executive Officer’s recommendations (for all

Named Executive Officers other than the Chief Executive Officer); (2) breadth, scope and complexity of the executive’s role; (3) internal equity; (4) current compensation; (5) tenure in position and prior tenure in related roles (excepting Gates); (6) market pay levels; and (7) individual performance. Base salaries are reviewed annually at the February meeting or at other times when appropriate and may be increased from time to time pursuant to such review. Our Consultant assists the Compensation Committee with this process by providing market and peer group data and making recommendations.
Effective February 22, 2019, we adjusted the base salary of Mr. Jurek (from $945,000 to $1,000,000); Mr. Naemura (from $610,000 to $628,300), Mr. Gawronski (from $600,000 to $645,000 and Mr. Lifsey (from $610,000 to $646,600) to align to market compensation practices as well as to reward performance in 2018. Ms. Seely’s base salary remained the same at $425,000. The Summary Compensation Table below shows the base salary earned by each Named Executive Officer during Fiscal 2019.
Annual Plan.   We provide a short-term annual incentive opportunity under the Gates Global Bonus Policy (the “Annual Plan”) to (1) reward certain employees, including our Named Executive Officers, for achieving specific performance goals that would advance our profitability; (2) drive key business results; and (3) recognize individuals based on their contributions to those results.
Payout targets under the 2019 Annual Plan were based on a combination of the achievement of our financial performance goals in the 2019 fiscal year (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the Named Executive Officer’s performance during the fiscal year against his or her individual performance goals (the “Individual Performance Factor”).
Gates Financial Performance Factor.   The Gates Financial Performance Factor sets the funding levels for the Annual Plan. The Board, after an evaluation of possible financial performance measures, determined to continue to use Adjusted EBITDA, Free Cash Flow and Revenue as the financial performance measures for 2019. The Board determined that these financial performance measures would be critical indicators of our performance for 2019 and, when combined, would contribute to sustainable growth. Financial performance for these measures was determined at a company-wide level. The Annual Plan financial performance measures and weightings for 2019 are described below.
Performance Measure	Description
Adjusted EBITDA (50%)	Adjusted EBITDA under the Annual Plan is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures,” of the 2019 Annual Report.
Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in average trade working capital; measured as an annualized average against actual performance.
Revenue (20%)	Revenue under the Annual Plan is defined as consolidated revenue as reflected in our financial statements, excluding the impacts of acquisitions and disposals made during the fiscal year.
The Compensation Committee reserved the ability to adjust the actual financial performance results to exclude the effects of extraordinary, unusual or infrequently occurring events. The weighted achievement factor for each of the financial performance measures is determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor will be determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to these performance measures can range from:
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no funding for performance below the threshold requirement level;

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50% of target incentive for achieving 95% of the target performance requirement;

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100% of target incentive for achieving 100% of the target performance requirement; and

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150% of target incentive for achieving 105% of the target performance requirement.

If achievement with respect to any performance measure falls between the threshold and target, or between the target and maximum, earned award amounts for that particular performance measure will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). If achievement with respect to any performance measure does not reach threshold, then that measure will be deemed to have 0% attainment. The Compensation Committee retains certain discretion to adjust the aggregate amount available to fund the pool, but does not expect to do so absent unanticipated or exceptional circumstances.
After the Gates Financial Performance Factor is calculated and the amount of the “pool” is determined for funding, if any, for bonus payouts, to the extent the “pool” is funded, our Chief Executive Officer has the discretion to determine how that pool is allocated throughout the organization (excluding with respect to himself). To the extent there is funding for the Annual Plan, our Chief Executive Officer may use his discretion to adjust the Gates Financial Performance Factor either upward or downward for each functional area or geographic region based on the performance of that specific functional area or geographic region.
Due to a challenging financial year, the Gates Financial Performance Factors of Adjusted EBITDA, Free Cash Flow and Revenue were all below threshold for the 2019 Annual Plan. As a result, the Compensation Committee determined in January 2020 that the Company had a 0% level of attainment of the Gates Financial Performance Factor at a company-wide level. Although we took actions in 2019 that we believe will improve the Company and better position us for future success, the Compensation Committee determined that in accordance with the Company’s pay-for-performance philosophy, there would be no funding of the 2019 Annual Plan for our Named Executive Officers and other employees who were eligible to participate in the Annual Plan.
The following table outlines the calculation of the potential funding of the Annual Plan based on the Gates Financial Performance Factors, the pre-established scale, and the actual funding for 2019.
Measure	Weighting	Threshold (50% Funding for 95% of Target)	Target (100% Funding)	Maximum (150% Funding for 105% of Target)	2019 Attainment ($)	2019 Attainment (%)
	(Dollars in Millions)
Adjusted EBITDA	50%	$755.3	$795.0	$834.8	$611.0	0%
Free Cash Flow	30%	$606.1	$638.0	$669.9	$587.1	0%
Revenue	20%	$3,265.5	$3,424.3	$3,557.0	$3,087.1	0%
Total						0%
Individual Performance Factor.   Under the Annual Plan, the Compensation Committee establishes an annual Individual Performance Factor for each of our Named Executive Officers, based on both financial and non-financial objectives appropriate for each Named Executive Officer’s position for that year. The attainment percentage of the Individual Performance Factor is based on the participant’s achievement of his or her goals, performance against his or her competencies and calibration across his or her team or region, among other things, during the applicable year. There is no stated maximum on the Individual Performance Factor.
If the Annual Plan was funded for 2019, actual amounts paid under the Annual Plan would be calculated by multiplying each Named Executive Officer’s base salary in effect on December 31, 2019 by (i) his or her Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual Performance Factor. However, since the Compensation Committee did not fund the Annual Plan in 2019, the Individual Performance Factor did not impact payouts.

The following table illustrates the calculation of the annual cash incentive awards that could have been earned by each of our Named Executive Officers under the 2019 Annual Plan, had the Company attained 100% of the target performance requirement.
Name	Base Salary ($)	Target Bonus (% of Base Salary)	Target Bonus Opportunity ($)
I. Jurek	$1,000,000	150%	$1,500,000
D. Naemura	$628,300	115%	$722,545
G. Gawronski	$645,000	97.86%*	$631,216
W. Lifsey	$646,600	100%	$646,600
J. Seely	$425,000	95.73%*	$406,836

*
During Fiscal 2019, the Compensation Committee adjusted the target bonus opportunity for Mr. Gawronski from 85% to 100% and Ms. Seely from 70% to 100%, effective February 22, 2019, to align their total compensation with market. Accordingly, their target bonus opportunities for Fiscal 2019 were calculated using a prorated incentive percentage based on the time prior to and after their adjustments.

Long-Term Incentive.   We believe that our Named Executive Officers’ long-term compensation should be directly linked to the value we deliver to shareholders. Equity awards to our Named Executive Officers are designed to provide long-term incentive opportunities over a period of several years. In connection with the Company’s initial public offering (the “IPO”), we adopted the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan (the “2018 Omnibus Incentive Plan”), a market-based long-term incentive program which allows for awards of a mix of performance shares, stock options and restricted shares. The 2018 Omnibus Incentive Plan was informed by the peer group and broader public company practice and is consistent with our compensation objective of providing a long-term equity incentive opportunity that aligns compensation with the creation of shareholder value and achievement of business goals.
In February 2019, our Board approved the first annual long-term incentive grant (the “2019 LTI”) under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. The 2019 LTI for our Named Executive Officers is comprised of 33% time-based vesting restricted stock units (“RSUs”), 33% time-based vesting non-qualified stock options (“Options”) and 34% performance based RSUs (“PRSUs”) for each Named Executive Officer. The target percent of base salary for each of our Named Executive Officers was: Mr. Jurek (450%), Mr. Naemura (220%), Mr. Gawronski (240%), Mr. Lifsey (240%) and Ms. Seely (155%). Each of the RSUs and Options will vest in substantially equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the vesting date.
The PRSUs provide that 50% of the award will generally vest if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 50% will generally vest if the Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals, in each case, performance is measured over a three year performance period based on the pre-established scale. The Compensation Committee selected Adjusted ROIC as a metric to drive focus on making sound investments and efficient use of working capital. The Compensation Committee selected Relative TRS as a metric to align a significant portion of pay delivery directly with shareholder value creation.
Performance Measure	Description
Adjusted ROIC (50%)	50% of our PRSU value is calculated as (Adjusted EBITDA-depreciation and amortization) x (1 – 25% tax rate)) divided by (total assets — non-restricted cash — accounts payable — goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).

Performance Measure	Description
The financial measures are calculated in accordance with U.S. GAAP as presented in the Company’s financial statements, except (i) Adjusted EBITDA is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” of the 2019 Annual Report, (ii) the depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014 and (iii) total assets excludes both income tax receivable and deferred income tax assets.
Relative TSR (50%)	50% of our PRSU value is based on our three-year relative TSR (total shareholder return) ranking against companies in the S&P 400 Capital Goods Industry Index. TSR is measured by stock price change and dividends over the performance period as a percentage of the beginning stock price. The beginning and ending stock prices are based on the 20-day trailing averages.
The total number of PRSUs that vest at the end of the three year performance period will range from a payout of 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight line interpolation of the applicable payout range rounded to the nearest whole percentage. Payouts are subject to the Named Executive Officer’s continued employment through the end of the applicable performance period, and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee chose Adjusted ROIC and Relative TRS performance goals that are, in the Compensation Committee’s view, challenging but achievable.
One-time Premium-Priced Stock Options.   In recognition of the successful IPO and subsequent record financial performance in 2018 and to enhance both the retentive and performance-based value of our Chief Executive Officer’s equity profile, on February 22, 2019, the Board of Directors awarded Mr. Jurek a one-time special grant of premium-priced stock options with a grant date fair value of  $4,500,000. They are structured as premium-priced options with an exercise price of  $19.00 per share, which represents a 15% premium performance requirement over the grant-date fair market value of  $16.46 per share before any gains are recognized. The premium-priced options will vest equally on the third, fourth and fifth anniversary of the grant date.
If the one-time special grant of premium-priced option grant is included in the target total compensation mix for our Chief Executive Officer, then his compensation mix, as shown in the pie chart above, shifts even more towards “at-risk” performance-based compensation at base salary (9%), target bonus (13%), and target long-term incentives (78%).
2020 Long-Term Incentive Weight For Our Chief Executive Officer.   In February 2020, for our Chief Executive Officer only, the Board approved an LTI equity mix of 50% PRSUs (increased from 34%), 25% RSUs (decreased from 33%), and 25% Options (decreased from 33%). The Compensation Committee recommended this change to align with our pay-for-performance philosophy and governance best practices, believing it is in the best interest of the Company.
Other Aspects of Our Compensation Programs
Sign-on Bonuses.   From time to time, we may award sign-on bonuses. Sign-on bonuses are used when necessary to attract highly skilled officers to the Company. Generally they are used to incentivize candidates to leave their current employers, or may be used to offset the loss of unvested compensation they may forfeit as a result of leaving their current employers. During 2019, we did not award any sign-on bonuses to any of the Named Executive Officers. During 2020, we awarded a sign-on bonus of  $100,000 to Mr. Mallard designed to replace certain compensation forfeited from his previous employer when he joined the Company. Mr. Mallard will be required to repay this sign-on bonus should he voluntarily leave the Company within one year of his start date.

Employment Agreements.   At this time, none of our Named Executive Officers have employment agreements in place.
Retirement Benefits.   We offer the following retirement benefits to eligible U.S.-based employees, including our Named Executive Officers, as specified below. Additional details about the Gates Corporation Supplemental Retirement Plan (the “Supplemental Retirement Plan”), as it applies to our Named Executive Officers, is included in the “2019 Nonqualified Deferred Compensation” section of this Proxy Statement.
Plan	Description
Gates MatchMaker 401(k) Plan	A qualified defined contribution retirement benefit available to eligible U.S. employees (as defined in the plan document) that is intended to qualify as a profit sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).
Supplemental Retirement Plan	A funded, nonqualified plan that provides our executives, including our Named Executive Officers, benefits similar to the Gates MatchMaker 401(k) Plan but without an employer match or the Code contribution and earnings limitations.
We offer a defined contribution retirement benefit to all eligible U.S. participants through the Gates MatchMaker 401(k) Plan. The Gates MatchMaker 401(k) Plan provides employees with individual retirement accounts funded by (1) an automatic Gates-paid contribution of 3% of employee eligible earnings, and (2) a Gates-paid match on employee contributions dollar-for-dollar on the first 3% of eligible earnings that the employee contributes. The Code sets maximum limitations on employee contributions for participants and as well as limitations on the earnings upon which employee/employer contributions may be made. Our plans comply with the maximums under the Code.
We currently offer participation in the Supplemental Retirement Plan to specified U.S. executives that include the Named Executive Officers. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities:
1.
Non elective employer contribution. A 6% employer contribution (the “Retirement Contribution”) on eligible earnings that exceed Section 401(a)(17) of the Code’s dollar limits.

2.
Compensation Deferral Opportunity. Employee participants may defer up to 80% of base salary and 80% of bonus compensation. There is no employer paid matching contribution on these deferrals.

These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan.
Other Benefits.   We provide other benefits to the Named Executive Officers that we believe are necessary to compete for executive talent. The additional benefits for the Named Executive Officers generally consist of a parking subsidy, tax preparation services and an executive annual physical examination. Tax gross-ups are provided to our executive officers, including the Named Executive Officers, for certain relocation benefits which are provided in connection with an executive’s commencement of employment with us. The specific amounts attributable to the 2019 other benefits provided to the Named Executive Officers are set forth in the “All Other Compensation” column of the Summary Compensation Table of this Proxy Statement.
We also provide other benefits such as medical, dental and short-term disability coverage to each Named Executive Officer, which are identical to the benefits provided to all other eligible U.S.-based employees. Our executive officers, including our Named Executive Officers, also receive enhanced benefits that are not available to other employees, such as relocation assistance and enhanced life, accidental death and dismemberment (“AD&D”) and long-term disability insurance benefits. Specifically, all Named Executive Officers were eligible for enhanced life and AD&D insurance benefits in the following amounts in 2019: 3x base salary up to $2,000,000 (for Messrs. Naemura, Gawronski and Lifsey and Ms. Seely) and 3x base salary up to $3,000,000 (for Mr. Jurek). In addition, all Named Executive Officers were eligible for enhanced long-term disability insurance benefits of 66.7% of their salary (up to $20,000/month). An individual disability insurance plan is offered to executives with an income of over $360,000, including the Named Executive Officers, to cover annual income in excess of  $360,000. The plan provides an additional $10,000 of monthly benefit above the group disability plan. We also provide vacation and paid holidays to all employees, including the Named Executive Officers. All of the Named Executive Officers were eligible for four weeks of vacation in 2019.
Change-in-Control and Severance Benefits.   The Board believes that the Named Executive Officers are better able to perform their duties with respect to any potential proposed corporate transaction without concern for the impact of the transaction on their individual employment with carefully structured change-in-control and severance benefits. In addition, the Board believes that the interests of our shareholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions. Accordingly, in connection with our IPO, we adopted the Executive Severance Plan and the Executive Change in Control Plan. For information regarding these plans, please see “Potential Payments upon Termination or Change in Control.” Prior to 2020, we provided limited single-trigger change-in-control benefits to certain of our Named Executive Officers in their Options and RSU award agreements. Beginning in 2020, the Options and RSU award agreements provide for double trigger vesting based upon the occurrence of both a change-in-control and a qualified termination. The terms of our Supplemental Retirement Plan also provide for early distribution upon a change-in-control. Named Executive Officers are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below.
Clawback Policy.   We have adopted a clawback policy for incentive compensation. Under the policy, if the Compensation Committee determines that incentive compensation of its current and former Section 16 officers (or any other current and former employee designated by the Board or the Compensation Committee) was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law), and such restatement was caused or contributed, directly or indirectly, by such employee’s fraud, willful misconduct or gross negligence, then the Compensation Committee will determine, in its discretion, whether to seek to recover or cancel any overpayment of incentive compensation paid or awarded based on the inaccurate financial information or restated results. The clawback policy and our 2018 Omnibus Incentive Plan also provide that if a covered person engages in any detrimental activity (as defined in our 2018 Omnibus Incentive Plan) as determined by the Compensation Committee, the Compensation Committee may, in its sole discretion, provide for one or more of the following: (i) cancellation of any or all of such covered person’s outstanding awards; or (ii) forfeiture by the covered person of any gain realized on the vesting or exercise of awards, and prompt repayment of any such gain to us.
Executive Stock Ownership Guidelines.   To better align the financial interests of our executive officers and our shareholders, the Company has an executive stock ownership program for our Named Executive Officers and other executives, including certain senior vice presidents. Stock ownership requirements are reviewed annually. Any officer who does not meet the threshold is required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company. To align with best practices, in February 2019, we increased the ownership threshold for our Chief Executive Officer from five times base salary to six times the market value of his base salary. In calculating the ownership, we include direct and certain indirect ownership, unvested time-based restricted stock units and shares underlying vested but unexercised stock options (based on the excess of the market price of the stock over the exercise price). We do not include unvested stock options or unvested performance-based restricted stock units.
Currently, each of our Named Executive Officers is expected to own our ordinary shares in the amounts listed below. As of our annual measurement date of February 1, 2020, all of our named executive officers either met the applicable ownership guidelines or were in compliance with the equity retention mandate.
Chief Executive Officer	6 times base salary
Other Named Executive Officers	3 times base salary

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2019 Annual Report.
Submitted by the Compensation Committee of our Board of Directors:
Julia C. Kahr, Chair
Neil P. Simpkins

CEO PAY RATIO
The following table sets forth the ratio of our Chief Executive Officer’s total compensation to that of our median employee for Fiscal 2019.
CEO total annual compensation	$10,486,690
Median employee total annual compensation	$28,679
Ratio	366 to 1
The SEC rules for identifying the median employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee population and compensation practices. As a result, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, as other companies may have utilized different methodologies and have different employment and compensation practices. We believe the pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules.
To determine the median employee, we used annualized base compensation as the consistently applied compensation measure and selected December 2, 2019, as the measurement date. For full-time, salaried workers, annual base compensation was base salary and for hourly, part-time, temporary and seasonal employees, it was the employee’s hourly rate multiplied by the number of hours worked. We annualized salaries and wages for our full and part-time employees who were not employed for the full year. For purposes of this disclosure, we used the U.S. dollar equivalent of the local currency, based on the average exchange rate for the three month period ended September 28, 2019. Using this methodology, we determined that our median employee was an hourly employee located in Canada. After identifying the median employee, we calculated such median employee’s total annual compensation in the same manner as we calculated our Chief Executive Officer’s total annual compensation in the Summary Compensation Table in this Proxy Statement.
We are a global company, with complex operations worldwide and with many of our executive officers and a majority of our employees located outside of the United States, the country in which our headquarters is located. As of December 2, 2019, our workforce consisted of approximately 14,652 full-time and part-time employees, including hourly employees, who worked for our parent company and consolidated subsidiaries. As permitted by SEC, we excluded all employees in the each of the following countries in determining our median employee: Bahrain (34), Czech Republic (336), Indonesia (5), Russia (48), Thailand (138), Ukraine (1), United Arab Emirates (169). In aggregate, we excluded a total of 731 employees from seven countries, representing less than 5% of the Company’s total workforce.
A substantial portion of our Chief Executive Officer’s total annual compensation in 2019 was a one-time special grant of premium-priced stock options with a grant date fair value of  $4,500,000, made in recognition of the Company’s successful IPO and financial performance during 2018 and to enhance both the retentive and performance-based value of our Chief Executive Officer’s equity profile. They are structured as premium-priced options with an exercise price of  $19.00 per share, which represents a 15% premium performance over the grant-date fair market value of  $16.46 per share. The premium-priced options will vest equally on the third, fourth and fifth anniversary of the grant date. To provide a more representative picture of our CEO pay ratio and how we anticipate it will look in future years, below is the calculation excluding such one-time special grant of premium-priced stock options with all other factors remaining the same.
CEO total annual compensation	$5,986,690*
Median employee total annual compensation	$28,679
Alternative Ratio	209 to 1

*
excludes the one-time special grant of premium-priced stock options valued at $4,500,000

COMPENSATION TABLES
2019 Summary Compensation Table
The following table sets forth the compensation for the 2017, 2018 and 2019 fiscal years for Messrs. Jurek, Naemura and Lifsey and Ms. Seely, and the 2018 and 2019 fiscal years for Mr. Gawronski.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Ivo Jurek Chief Executive Officer	2019	$989,635	—	$3,350,070	$5,982,476	—	—	$164,509	$10,486,690
	2018	$943,269	—	—	—	$1,389,150	—	$201,983	$2,534,402
	2017	$900,000	—	—	$749,472	$2,025,000	—	$195,305	$3,869,777
David Naemura Chief Financial Officer	2019	$624,851	—	$1,029,035	$455,371	—	—	$89,871	$2,199,128
	2018	$609,423	—	—	—	$687,470	—	$110,023	$1,406,916
	2017	$572,789	$22,212	—	—	$1,026,375	—	$113,058	$1,734,434
Grant Gawronski, Chief Commercial Officer	2019	$636,519	—	$1,152,394	$509,972	—	—	$74,818	$2,373,703
	2018	$503,846	—	—	$1,700,600	$455,096	—	$36,527	$2,696,069
Jamey Seely, General Counsel and Corporate Secretary	2019	$425,000	—	$490,392	$217,013	—	—	$52,276	$1,184,681
	2018	$425,000	—	—	$618,400	$282,625	—	$62,842	$1,388,867
	2017	$120,962	$180,000	—	$635,250	$148,601	—	$45,256	$1,130,069
Walt Lifsey, Chief Operating Officer	2019	$639,703	—	$1,155,267	$511,237	—	—	$83,436	$2,389,643
	2018	$607,640	—	—	—	$567,300	—	$96,532	$1,271,472
	2017	$541,592	—	—	—	$822,938	—	$80,795	$1,445,325

(1)
The amounts reported in the “Salary” column consist of base salary earned in Fiscal 2019. The following base salary increases were effective February 22, 2019: Mr. Jurek (from $945,000 to $1,000,000); Mr. Naemura (from $610,000 to $628,300); Mr. Gawronski (from $600,000 to $645,000); and Mr. Lifsey (from $610,000 to $646,600).

(2)
The amounts reported in the “Stock Awards” and “Option Awards” columns for 2019 represent the grant date fair value of the time-based RSUs, PRSUs and time-based options granted under our 2018 Omnibus Incentive Plan calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For information regarding the assumptions used in determining the fair value of these awards, please refer to Note 19, Share-Based Compensation of the audited consolidated financial statements included in our 2019 Annual Report. Where the number of shares ultimately issued depends on a performance or market condition, the target number of awards is used for the purpose of the above table. With respect to the PRSUs, 50% vest subject to attainment of certain levels of a defined Adjusted ROIC measure and 50% vest subject to attainment of a certain defined Relative TSR. The grant date fair value of the shares that vest according to Adjusted ROIC was computed in accordance with Topic 718 based upon the probable outcome of the performance conditions as of the grant date. As the shares that vest according to Relative TSR are subject to market conditions as defined under Topic 718 and are not subject to performance conditions as defined under Topic 718, they have no maximum grant date fair values that differ from the grant date fair values presented in the table. Assuming the highest level of performance is achieved with respect to the Adjusted ROIC awards, the grant date fair value of the stock awards would be: Mr. Jurek — $4,115,065; Mr. Naemura — $1,264,018; Mr. Gawronski — $1,415,540, Ms. Seely — $602,369 and Mr. Lifsey — $1,419,071.

(3)
The amounts reported in the “Non-Equity Incentive Plan Compensation” column include amounts earned by Named Executive Officers under the Annual Plan. The terms of the Annual Plan are described more fully above in the “Elements of Compensation — Annual Plan.” As described above, in 2019, there were no payouts to our Named Executive Officers under the Annual Plan.

(4)
The amounts reported in the “All Other Compensation” column for 2019 reflect the sum of: (1) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan, which are calculated on the same basis for all participants, including the Named Executive Officers; (2) relocation benefits and a related gross-up (though none applicable in 2019); and (3) the cost of all other executive benefits that are required to be reported by SEC rules. The material provisions of the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan are described in the “2019 Nonqualified Deferred Compensation” section of this Proxy Statement. Please see the following table for further information on these components.

Name	Company Contributions to Gates MatchMaker 401(k)(a)	Company Contributions to Gates Supplemental Retirement Plan(b)	Other Benefits(c)	Total
I. Jurek	$16,800	$125,927	$21,782	$164,509
D. Naemura	$16,800	$61,939	$11,132	$89,871
G. Gawronski	$16,800	$48,697	$9,321	$74,818
J. Seely	$16,800	$25,658	$9,818	$52,276
W. Lifsey	$16,800	$55,620	$11,016	$83,436

(a)
Company Contributions to Gates MatchMaker 401(k) Plan. Gates makes matching contributions on 100% up to 3% of eligible earnings deferred by all eligible participants, including Named Executive Officers, in accordance with the Gates MatchMaker 401(k) Plan. Gates also makes a non-elective contribution to all eligible participants, including Named Executive Officers, in an amount equal to 3% of eligible earnings, subject to Code limitations.

(b)
Company Contributions to the Supplemental Retirement Plan. Gates makes a Retirement Contribution of 6% of eligible compensation on behalf of all eligible employee participants, including the Named Executive Officers, under the Supplemental Retirement Plan for eligible compensation that exceeds Section 401(a)(17) of the Code.

(c)
Other Benefits. Certain additional limited benefits are made available to executives, including the Named Executive Officers. The aggregate incremental cost of these benefits is included for each Named Executive Officer in the “All Other Compensation” column of the Summary Compensation Table, but the individual values for each item are not required to be disclosed under SEC rules because none of them exceeded the greater of  $25,000 or 10% of the total amount of personal benefits for each Named Executive Officer. In general, these benefits include a parking subsidy (used by all Named Executive Officers except Mr. Gawronski), reimbursement of gym membership fees (used by Ms. Seely) and tax preparation services (used by Mr. Jurek and Ms. Seely). Gates also makes available executive physicals to all Named Executive Officers (not used by any Named Executive Officers in 2019). Amounts reported also include the full value of the premiums paid by Gates with respect to the enhanced life, AD&D and long-term disability insurance benefits provided to the Named Executive Officers.

2019 Grants of Plan-Based Awards
The following table summarizes all grants of plan-based awards to our Named Executive Officers in Fiscal 2019:
			Estimated Future Payouts under non-equity incentive plan awards ($)			Estimated Future Payouts under Equity incentive plan awards (#)			All other stock awards: number of shares of stock units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($)
Name	Award Type	Grant Date	Threshold	Target	Max	Threshold	Target	Max
I. Jurek	Annual Plan(1)	—	$150,000	$1,500,000	—
	PRSU(2)	2/22/2019				929	92,952	185,904				$1,865,082
	RSU(3)	2/22/2019							90,218			$1,484,988
	Options(4)	2/22/2019								252,122	$16.46	$1,482,477
	Options(5)	2/22/2019								796,460	$19.00	$4,499,999
D. Naemura	Annual Plan(1)	—	$72,255	$722,545	—
	PRSU(2)	2/22/2019				285	28,552	57,104				$572,896
	RSU(3)	2/22/2019							27,712			$456,140
	Options(4)	2/22/2019								77,444	$16.46	$455,370
G. Gawronski	Annual Plan(1)	—	$64,500	$631,216	—
	PRSU(2)	2/22/2019				319	31,974	63,948				$641,558
	RSU(3)	2/22/2019							31,035			$510,836
	Options(4)	2/22/2019								86,730	$16.46	$509,972
J. Seely	Annual Plan(1)	—	$40,684	$406,836	—
	PRSU(2)	2/22/2019				136	13,606	27,212				$273,004
	RSU(3)	2/22/2019							13,207			$217,387
	Options(4)	2/22/2019								36,907	$16.46	$217,013
W. Lifsey	Annual Plan(1)	—	$64,660	$646,600	—
	PRSU(2)	2/22/2019				320	32,054	64,108				$643,164
	RSU(3)	2/22/2019							31,112			$512,104
	Options(4)	2/22/2019								86,945	$16.46	$511,237

(1)
Represents the cash-based award opportunity range under the 2019 Annual Plan, the terms of which are summarized under “Elements of Compensation — Annual Plan” above. For purposes of this table and threshold level disclosure, we assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. The calculation uses each Named Executive Officer’s base salary as of December 31, 2019. The actual cash-based award earned by each Named Executive Officer for 2019 was $0.

(2)
Represents the threshold, target and maximum payout shares of the performance-based restricted stock units (“PRSUs”) granted under our 2018 Omnibus Incentive Plan in 2019. Threshold payout of shares is calculated assuming an attainment of 0.1% above threshold for the Adjusted ROIC measure. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” above. The grant date fair value of the PRSUs for the February 22, 2019 award was calculated in accordance with ASC Topic 718 based on target, the probable outcome of the performance conditions.

(3)
Represents time-based restricted stock units (“RSUs”) granted in 2019 under our 2018 Omnibus Incentive Plan. The grant date fair value of the RSUs for the February 22, 2019 award was the closing price on the date of grant.

(4)
Represents time-based stock options (“Options”) granted in 2019 under our 2018 Omnibus Incentive Plan. The grant date fair value of the Options for the February 22, 2019 award was calculated in accordance with ASC Topic 718 using a Black-Scholes valuation model.

(5)
Represents premium time-based stock options (“Premium Options”) granted to our Chief Executive Officer in 2019 under our 2018 Omnibus Incentive Plan. The grant date fair value of the Premium Options for the February 22, 2019 award was calculated in accordance with ASC Topic 718 using a Monte Carlo valuation model.

Outstanding Equity Awards at December 28, 2019
The following table provides information regarding outstanding equity awards held by each Named Executive Officer as of December 28, 2019.
			Option Awards (*)					Stock Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(8)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(9)
I. Jurek	5/18/2015	Tier I(1)	813,791	203,448	—	$6.56	5/18/2025
	5/18/2015	Tier II	—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier III	—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier IV	—	—	1,017,239	$9.84	5/18/2025
	5/2/2017	Tier I(1)	54,198	81,298	—	$7.87	5/2/2027
	5/2/2017	Tier II	—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier III	—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier IV	—	—	135,496	$11.80	5/2/2027
	2/22/2019	Options(6)	—	252,122	—	$16.46	2/22/2029
	2/22/2019	Options(7)	—	796,460	—	$19.00	2/22/2029
	2/22/2019	RSU						90,218	$1,236,889
	2/22/2019	PRSU								47,405	$649,923
D. Naemura	3/30/2015	Tier I(1)	297,542	74,386	—	$6.56	3/30/2025
	3/30/2015	Tier II	—	—	371,928	$6.56	3/30/2025
	3/30/2015	Tier III	—	—	371,928	$6.56	3/30/2025
	3/30/2015	Tier IV	—	—	371,928	$9.84	3/30/2025
	2/22/2019	Options(6)	—	77,444	—	$16.46	2/22/2029
	2/22/2019	RSU						27,712	$379,932
	2/22/2019	PRSU								14,561	$199,631
G. Gawronski	12/4/2017	RSU						25,432	$348,659
	3/9/2018	Options(5)	55,000	165,000	—	$17.72	3/9/2028
	2/22/2019	Options(6)	—	86,730	—	$16.46	2/22/2029
	2/22/2019	RSU						31,035	$425,490
	2/22/2019	PRSU								16,306	$223,555

			Option Awards (*)					Stock Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(8)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(9)
J. Seely	9/19/2017	Tier I(1)	41,961	62,941	—	$13.44	9/19/2027
	9/19/2017	Tier II	—	—	104,902	$13.44	9/19/2027
	9/19/2017	Tier III	—	—	104,902	$13.44	9/19/2027
	9/19/2017	Tier IV	—	—	104,902	$20.16	9/19/2027
	3/9/2018	Options(5)	20,000	60,000	—	$17.72	3/9/2028
	2/22/2019	Options(6)	—	36,907	—	$16.46	2/22/2029
	2/22/2019	RSU						13,207	$181,068
	2/22/2019	PRSU								6,939	$95,134
W. Lifsey	8/24/2015	Tier I(1)	200,534	50,134	—	$6.56	8/24/2025
	8/24/2015	Tier II	—	—	250,668	$6.56	8/24/2025
	8/24/2015	Tier III	—	—	250,668	$6.56	8/24/2025
	8/24/2015	Tier IV	—	—	250,668	$9.84	8/24/2025
	5/12/2016	Tier I(1)	50,811	33,874	—	$6.56	5/12/2026
	5/12/2016	Tier II	—	—	84,685	$6.56	5/12/2026
	5/12/2016	Tier III	—	—	84,685	$6.56	5/12/2026
	5/12/2016	Tier IV	—	—	84,685	$9.84	5/12/2026
	2/22/2019	Options(6)	—	86,945	—	$16.46	2/22/2029
	2/22/2019	RSU						31,112	$426,546
	2/22/2019	PRSU								16,347	$224,117

(*)
Gates has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with our initial public offering in January 2018. No new awards have been granted under this plan since 2017. The options are split equally into four tiers, each with specific vesting conditions. Tier I options vest evenly over 5 years from the grant date, subject to the participant continuing to provide service to Gates on the vesting date. Tier II, III and IV options vest on achievement of specified investment returns by Blackstone at the time of a defined liquidity event, which is also subject to the participant’s continued provision of service to Gates on the vesting date. The performance conditions associated with Tiers II, III and IV must be achieved on or prior to July 3, 2022 in order for vesting to occur. All the options expire ten years after the date of grant.

(1)
Represents Tier I time-vesting stock options.

(2)
Represents Tier II, III and IV exit-vesting stock options.

(3)
The RSUs vest in substantially equal annual installments on each of the first, second and third anniversaries of the grant date.

(4)
Reflects the aggregate market value of the unvested RSUs, based on a price of  $13.71 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2019, the last trading day of the fiscal year.

(5)
Represents time-vesting stock options granted during 2018 to Mr. Gawronski and Ms. Seely. The options vest ratably on each of the first four anniversaries of the grant date.

(6)
Represents time-based stock options granted under our 2018 Omnibus Incentive Plan in 2019. These options vest in substantially equal annual installments on the first three anniversaries of the grant date.

(7)
Represents premium-priced time-based stock options granted to the Chief Executive Officer under our 2018 Omnibus Incentive Plan in 2019. These premium-priced options vest equally on the third, fourth and fifth anniversary of the grant date.

(8)
The PRSUs vest upon completion of the three year performance period, with 50% subject to attainment of certain levels of a defined Adjusted ROIC measure and 50% subject to attainment of a certain defined Relative TSR. The amounts shown in this column represent threshold payout shares of the outstanding PRSUs assuming both an attainment of 0.1% above threshold for the Adjusted ROIC measure and a threshold 50% payout under the TSR measure. The number of shares ultimately issued, which could be zero or greater than the number presented above, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” above.

(9)
Represents the aggregate market value of the threshold payout shares of the unvested PRSUs, based on a price of  $13.71 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2019, the last trading day of the fiscal year.

2019 Option Exercises and Stock Vested
The following table provides information regarding our Named Executive Officers’ option exercises and stock that vested during 2019.
	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	# of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ivo Jurek	—	—	—	—
David Naemura	—	—	—	—
Grant Gawronski	—	—	25,431	$296,017
Jamey Seely	—	—	—	—
Walt Lifsey	—	—	—	—

(1)
Based on a $11.64 share price, which was the closing price of the Company’s ordinary shares on the trading day prior to the vesting date.

2019 Nonqualified Deferred Compensation
The Company offers to its executives, including all of the Named Executive Officers, the opportunity to participate in the Supplemental Retirement Plan. The table below provides information as of December 28, 2019, for those Named Executive Officers who were eligible to participate in this plan.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
I. Jurek	—	161,596	137,654	—	1,002,473
D. Naemura	—	81,648	41,596	—	297,118
G. Gawronski	—	13,731	6,991	—	69,419
J. Seely	—	28,716	577	—	54,950
W. Lifsey	—	69,335	27,104	—	233,597

(1)
This column contains contributions by us with respect to the last fiscal year under the Supplemental Retirement Plan, which provides for benefits in excess of amounts permitted to be contributed under our Gates MatchMaker 401(k) Plan as a result of Section 401(a)(17) of the Code. As a result, participants are eligible to receive a retirement contribution paid by the Company in an amount equal to 6% of eligible compensation that exceeds Section 401(a)(17) of the Code, which is earned in 2019 and paid in the first quarter of 2020. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

(2)
Because amounts included in this column do not include above-market or preferential earnings, none of these amounts are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(3)
Balances at the end of the fiscal year consist of  (1) executive contributions, which reflect salary, bonus and equity compensation deferral made by the Named Executive Officers over time, beginning when they first became eligible to participate in the Supplemental Retirement Plan, plus (2) the registrant’s contributions, plus (3) earnings and losses credited on all deferrals, less (4) pre-retirement distributions, if any taken by the Named Executive Officer since they began participating in the Supplemental Retirement Plan. Of the amounts reported in this column, $300,911, $81,648, $13,731, $69,335 and $28,716 were reported as compensation to Messrs. Jurek, Naemura, Gawronski and Lifsey and Ms. Seely, respectively, in our Summary Compensation Table for 2018 and $345,300, $68,880, $53,915 and $0 were reported as compensation to Messrs. Jurek, Naemura, Lifsey and Ms. Seeley for 2017.

Narrative to 2019 Nonqualified Deferred Compensation Table
We currently offer participation in the Supplemental Retirement Plan to specified U.S. employees including the Named Executive Officers. This plan is a nonqualified deferred compensation plan that provides participants with two benefit opportunities: a Retirement Contribution and a Compensation Deferral Opportunity, as described under the heading “Other Aspects of our Compensation Programs — Retirement Benefits.”
These deferrals are in addition to amounts participants may defer in the Gates MatchMaker 401(k) Plan. Each Named Executive Officer who participates in the deferral feature of the Supplemental Retirement Plan is 100% vested in both elective deferrals and employer contributions at all times. The amounts deferred are credited to accounts selected by the Named Executive Officer that mirror the investment alternatives available in the Gates MatchMaker 401(k) Plan. Participants are permitted to select the investment alternatives in which they wanted their accounts to be deemed to be invested and were credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to periodically change the investment elections for their accounts.
A Named Executive Officer’s vested account will commence to be paid at the earliest to occur of the following events: (1) the specified date elected by the participant (provided the date specified is at least two years from the end of the Supplemental Retirement Plan year in which the contribution to the Supplemental Retirement Plan is made); (2) the participant’s Disability (as defined in the Supplemental Retirement Plan); (3) the participant’s termination of employment; (4) the participant’s death; or (5) upon a Change in Control (as defined in the Supplemental Retirement Plan). If the distribution is made on account of a termination of employment (other than death), the vested account will be distributed in accordance with the form of distribution as elected (a single lump-sum or in annual installments over two, three, four or five years). If a distribution is made on account of death, the participant’s vested account will be distributed to his or her beneficiary in a single lump-sum as soon as practicable following the participant’s death, regardless of the form of benefit elected. If a distribution is made on account of a termination of employment for any reason other than Disability or death, distribution of a lump-sum or the first installment will be made or begin as soon as possible after the first day of the seventh month following the termination of employment. If a distribution is made on account of Disability or death, the distribution will be made or begin as soon as possible on the first day of the month following the payment event. If a distribution is made on account of a specified date or Change in Control, the distribution will be made or begin as soon as is reasonably practical, but in no event later than the last day of the calendar year.
Potential Payments upon a Termination or Change in Control
Severance and other benefits that are payable upon a termination of employment or upon a change in control under the Executive Severance Plan and Change in Control Plan are described below. The table following this narrative discussion summarizes the amounts that would have been payable upon termination or a change in control under certain circumstances to Named Executive Officers, assuming that their employment terminated on December 28, 2019.
Executive Severance Plan.   In connection with our IPO in 2018, we adopted the Executive Severance Plan. The Executive Severance Plan provides for severance payments upon certain terminations of employment to our Named Executive Officers and other executive officers who are expected to make substantial contributions to our success and thereby provide for stability and continuity of operations. All of our Named Executive Officers participate in the Executive Severance Plan pursuant to individual participation agreements.
The Executive Severance Plan provides that, if we terminate the employment of a Named Executive Officer for any reason other than “cause”, death or disability, or if the Named Executive Officer voluntarily terminates other than for a “constructive termination,” then the Named Executive Officer will be entitled to receive:
•
salary continuation payments in an amount equal to (a) the sum of two times base salary and two times previous year bonus for Mr. Jurek or (b) two times base salary for each other Named Executive Officer, paid in substantially equal installments over a period of 24 months. Prior to his voluntary termination, Mr. Naemura would have received salary continuation payments in an amount equal to the sum of one times base salary and one times previous year bonus, paid in substantially equal installments over a period of 12 months;

•
the Named Executive Officer’s annual bonus under the Annual Plan as earned (without the adjustment for an individual performance factor) for the year in which the separation occurs (pro-rated for days of service during the fiscal year), payable concurrently with cash bonus payments to other employees under the Annual Plan;

•
cash payments in an amount equal to the total amount of Gates’ portion of the monthly insurance premiums for participation in the health and dental benefit programs in which the Named Executive Officer participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to 30 months for Mr. Jurek and 24 months for each other participating Named Executive Officer; and

•
reimbursement for reasonable outplacement services which are directly related to the Named Executive Officer’s termination and which are incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of the Named Executive Officer’s employment.

For these purposes, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Severance Plan.
Our Executive Severance Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
Named Executive Officers are not entitled to payments under the Executive Severance Plan if they are entitled to receive payment under the Executive Change in Control Plan discussed below. In addition, in order to receive payments under the Executive Severance Plan, the Named Executive Officer must execute and not revoke a release of claims against us and continue to comply with confidentiality, non-compete, non-solicitation and non-disparagement covenants during each of the executive’s employment and for the one-year period following any termination of employment (or such longer period as the Named Executive Officer is eligible to receive severance payments from us).
Executive Change in Control Plan.   In connection with our IPO in 2018, we adopted the Executive Change in Control Plan in which all of our executive officers, including each Named Executive Officer, participate pursuant to individual participation agreements. The Executive Change in Control Plan serves to encourage these key executives to carry out their duties and provide continuity of management in the event of a “change in control” of Gates.
If a change in control occurs and the Named Executive Officer’s employment is terminated by us or a successor for reasons other than “cause” or is terminated voluntarily by the individual for “constructive termination,” in each case within the period beginning 90 days prior to the consummation of a change in control and ending on the second anniversary of the date of such change in control, then the Executive Change in Control Plan generally provides that the individual would be entitled to receive:
•
a lump-sum payment in the amount of two and one-half times base salary plus target bonus amount (for Mr. Jurek) and one and one-half times base salary plus target bonus amount (for the other Named Executive Officers);

•
a lump-sum payment equal to the executive’s target bonus amount in effect prior to the change in control (pro-rated for days of service during the fiscal year);

•
cash payments in an amount equal to the total amount of the monthly insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance benefit programs in which the Named Executive Officer participated immediately prior to separation, payable monthly for each month of the welfare continuation period, which is equal to 30 months for Mr. Jurek and 24 months for each other participating Named Executive Officer; and

•
reimbursement for reasonable outplacement services which are directly related to the Named Executive Officer’s termination and which are incurred only during a six-consecutive month period that ends within or with the 12-month period following the termination of the Named Executive Officer’s employment.

For these purposes, “change in control”, “cause” and “constructive termination” have the meanings ascribed to such terms in the Executive Change in Control Plan.
Our Executive Change in Control Plan contains a “best-of-net” provision. With a “best-of-net” provision, if any of the participants is subject to an excise tax under Code Section 280G and Code Section 4999, then the amount of severance the participant receives may be reduced so that the excise tax does not apply; however, such reduction will only occur if it results in the receipt of a greater after-tax severance than would otherwise be provided.
To the extent a payment or benefit that is paid or provided under the Executive Change in Control Plan would also be paid or provided under the terms of another plan, program, agreement, arrangement or legal requirement, the executive would be entitled to payment under the Executive Change in Control

Plan or such other applicable plan, program, agreement, arrangement or legal requirement, whichever provides for greater benefits, but would not be entitled to benefits under both the Executive Change in Control Plan and such other plan, program, agreement, arrangement or legal requirement.
In addition, in order to receive payment and benefits under the Executive Change in Control Plan, the Named Executive Officer must execute and not revoke a release of claims against Gates and continue to comply with confidentiality, non-compete and non-solicitation covenants during each of the executive’s employment and for the one-year period following any termination of employment (or such longer period as the Named Executive Officer is eligible to receive severance payments from us).
Neither plan contains a single trigger or a modified single trigger for benefits. In addition, the Executive Change in Control Plan does not provide for benefits upon death or disability following a change in control.
Annual Plan.   All of our Named Executive Officers participate in the Annual Plan, which provides that a participant has to be an employee at the time of a payout in order to receive a payout under the Annual Plan, except (i) in the case of death, Disability (as defined in the Annual Plan) or Retirement (as defined in the Annual Plan), (ii) if such payment is required by local law or individual employment agreement or (iii) at the discretion of the Gates Global Bonus Policy Review Committee, under the terms of a Gates-approved severance arrangement (referred to as “Termination with Severance”). In the case of death, Disability or Retirement, any bonus payout, if applicable, would have been calculated based on the target achievement of annual financial performance targets (without the adjustment for an individual performance factor), and prorated to reflect the number of full months worked for us by the participant in the year of such termination. In the case of Termination with Severance, the bonus payout would have been calculated in accordance with the Executive Severance and Change in Control Plans, as applicable.
Retirement Benefits.   The Supplemental Retirement Plan that is made available to all Named Executive Officers has payment provisions relating to the termination of employment with Gates and a Change in Control (as defined in the Supplemental Retirement Plan), which are described more fully above under “Nonqualified Deferred Compensation for Fiscal 2019.”
Long-Term Incentive Awards
Pre-IPO Option Grants.   Gates has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan (the “2014 Incentive Plan”) in connection with our initial public offering in January 2018. No new awards have been granted under this plan since 2017. The options are split equally into four tiers, each with specific vesting conditions. Tier I options vest evenly over 5 years from the grant date, subject to the participant’s continuing to provide service to Gates on the vesting date. Tier II, III and IV options vest on achievement of specified investment returns by Blackstone at the time of a defined liquidity event, which is also subject to the participant’s continued provision of service to Gates on the vesting date. The performance conditions associated with Tiers II, III and IV must be achieved on or prior to July 3, 2022 in order for vesting to occur. All the options expire ten years after the date of grant.
For Messrs. Jurek, Naemura and Lifsey, vesting of one additional “tranche” of the Tier I time-vesting options will accelerate upon termination of employment by (i) the Company without Cause, (ii) by the participant for Good Reason and (iii) death or Disability ((i) – (iii) collectively referred to as a “Good Leaver Termination”). In addition, for all Named Executive Officers with options granted prior to May 2017, with respect to the Tier II, III and IV exit-vesting options, if there is a separation from service due to a Good Leaver Termination prior to July 3, 2022, then a percentage of such options equal to the “Specified Portion” listed below will remain outstanding and eligible to vest for a period ending on the earlier of  (x) the date that is 24 months following the date of termination or (y) July 3, 2022.

Date of Good Leaver Termination	Specified Portion (Messrs. Jurek, Naemura, Lifsey)
Prior to the first anniversary of the date of grant/vesting reference date	20%
On or after the first anniversary of the date of grant/vesting reference date and prior to the second anniversary of the date of grant/vesting reference date	40%
On or after the second anniversary of the date of grant/vesting reference date and prior to the third anniversary of the date of grant/vesting reference date	60%
On or after the third anniversary of the date of grant/vesting reference date and prior to the fourth anniversary of the date of grant/vesting reference date	80%
On or after the fourth anniversary of the date of grant/vesting reference date and prior to the fifth anniversary of the date of grant/vesting reference date	100%
On or after the fifth anniversary of the date of grant/vesting reference date	—
In addition, for options granted prior to May 2017, if the participant retires on or after the third anniversary of the vesting commencement date, is at least age 62 and has completed three years of service, then the Board may, in its discretion, treat such retirement as a Good Leaver Termination with respect to Tiers II, III and IV.
For all option awards, upon a “Change in Control” (as such term is defined in the 2014 Incentive Plan) during the participant’s employment, all unvested Tier I time-vesting options will accelerate and become fully vested. The Tier II, III and IV exit-vesting options would not automatically become fully vested in connection with a Change in Control. However, all or a portion of the Tier II, III and IV exit-vesting options may become vested to the extent a Change in Control occurs prior to July 3, 2022, which results in the applicable vesting conditions being met. If not, then the Tier II, III and IV exit-vesting options would remain outstanding and eligible to vest until July 3, 2022, or until Blackstone ceases to own any of our ordinary shares.
Pre-IPO RSU Grant.   With respect to the RSUs granted to Mr. Gawronski prior to our IPO, in the event of a “Change in Control” (as defined in his RSU award agreement) during Mr. Gawronski’s employment, unvested RSUs will fully vest.
2018 Omnibus Incentive Plan — Outstanding Equity Awards
Options.   With respect to the Options granted pursuant to the 2018 Omnibus Incentive Plan, in the event of a termination for “cause” (as defined under the 2018 Omnibus Incentive Plan), all outstanding vested and unvested Options will immediately terminate and expire. In the event of a termination for death or disability, all outstanding unvested Options shall vest and all outstanding vested Options shall remain exercisable for one year thereafter. In the event of a termination for any other reason, including a voluntary termination, all outstanding unvested Options shall immediately terminate and expire, and all outstanding vested Options shall remain exercisable for 60 days after such termination (if such termination occurs during or up to seven days before a blackout under the Company’s Trading Policy, then 30 days after such blackout period ends). In the event of a “Change in Control” as defined in the 2018 Omnibus Incentive Plan, Options awarded in 2018 and 2019 will vest immediately.
RSUs and PRSUs.   With respect to the RSUs and PRSUs granted pursuant to the 2018 Omnibus Incentive Plan, in the event of a termination for any reason other than death or disability prior to the vesting of the RSUs and PRSUs, all unvested RSUs and PRSUs shall be forfeited. In the event of termination for death or disability, the RSUs will fully vest and PRSUs representing a pro-rata portion of the number of PRSUs that would have vested based on the Company’s actual performance for the entire performance period will be eligible to vest on a pro-rata basis based on days employed during the performance period. In the event of a “Change in Control,” the RSUs granted in 2018 and 2019 will vest immediately and the PRSUs will vest based on the Company’s Relative TSR performance as measured through the date of the change in control and Adjusted ROIC as measured through the most recently completed fiscal quarter relative to the performance criteria determined by the Compensation Committee. Additionally, a target number of PRSUs will vest if a change in control occurs within the first six months of the performance period.

Separation Agreement with Ms. Seely.   On March 13, 2020, Ms. Seely advised the Company that she would be resigning from her role as Executive Vice President, General Counsel and Corporate Secretary to pursue other opportunities, effective April 1, 2020. Ms. Seely’s departure constitutes a termination without “cause” for purposes of the Company’s Executive Severance Plan, in which she participates, and Ms. Seely’s outstanding equity awards. In connection with Ms. Seely’s departure, she and the Company entered into a Separation Agreement, effective as of March 13, 2020 (the “Separation Agreement”). Pursuant to the Separation Agreement, subject to Ms. Seely’s execution and non-revocation of a release and waiver of claims in favor of the Company, Ms. Seely will be entitled to the payments and benefits to which she would be entitled in connection with a termination without “cause” under the Company’s Executive Severance Plan and Ms. Seely’s outstanding equity award agreements, except that the sum of two times Ms. Seely’s base salary will be paid in a lump sum rather than in substantially equal installments over a period of 24 months as provided in the Company’ s Executive Severance Plan.
Payments and Benefits Upon Termination or Change-in-Control
The following table describes the potential payments and benefits that would have been payable to our Named Executive Officers assuming an eligible termination (as described above under “Summary of Potential Payments”) of their employment on the last business day of Fiscal 2019.
The amounts shown in the table below do not include:
•
payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the Named Executive Officers; or

•
distributions of previously vested plan balances under the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan (see the “2019 Nonqualified Deferred Compensation” section above for information about the Supplemental Retirement Plan).

	I. Jurek	D. Naemura	G. Gawronski	J. Seely(7)	W. Lifsey
Termination – Disability or Death
Cash Severance Payments(1)	$1,576,923	$770,876	$680,832	n/a	$696,338
Equity Awards(2)	$3,028,216	$966,277	$835,279	n/a	$967,628
Total	$4,605,139	$1,737,153	$1,516,111	n/a	$1,663,966
Termination – By the Company without Cause
Cash Severance Payments(3)	$4,855,223	$1,364,101	$1,339,615	$882,692	$1,342,938
Health Plan Continuation(4)	$25,681	$25,681	$25,681	$8,304	$14,880
Outplacement(5)	$8,000	$8,000	$8,000	$8,000	$8,000
Equity Awards(2)	$1,612,915	$531,860	$0	$0	$479,558
Total	$6,501,819	$1,929,642	$1,373,296	$898,996	$1,845,376
Change-in-Control – (with Termination)
Cash Severance Payments(6)	$7,826,923	$2,797,143	$2,595,156	n/a	$2,636,138
Health Plan Continuation(4)	$87,079	$58,307	$52,483	n/a	$47,488
Outplacement(5)	$8,000	$8,000	$8,000	n/a	$8,000
Equity Awards(2)	$3,701,559	$1,075,803	$1,306,439	n/a	$1,211,776
Total	$11,623,561	$3,939,253	$3,962,078	n/a	$3,903,402
Change-in-Control – (without Termination)
Equity Awards(2)	$3,433,940	$993,658	$1,214,383	n/a	$1,119,489
Total	$3,433,940	$993,658	$1,214,383	n/a	$1,119,489

(1)
Amounts reported reflect the 2019 Annual Plan bonus payout opportunity based on the target achievement of annual financial and individual performance targets, plus accrued vacation pay.

(2)
For Messrs. Jurek, Naemura and Lifsey, if the executive’s employment is terminated by the Company without Cause, by the executive for Good Reason or as a result of death or Disability, then vesting of one additional “tranche” of the Tier I time-vesting options will accelerate. In the event of a Change in Control, all such unvested Tier I time-vesting options will accelerate and become fully vested. For the fiscal 2018 and 2019 grants, if the executive’s employment is terminated as a result of death or disability, all outstanding unvested options will accelerate and become exercisable and all RSUs will vest. In the event of a Change in Control, all such unvested options will accelerate and become exercisable. The amounts reported reflect the “spread” value for the Tier I time-vesting options granted prior to Fiscal 2017 and the time-vesting options granted in 2018 and 2019, in each case representing the difference between the closing stock price of Gates’ ordinary shares on December 27, 2019 and the applicable exercise price, unless the stock option exercise price is higher than the close price, in which case the stock options were not assigned a value. Amounts reported assume that Tier II, III and IV exit-vesting options do not vest upon a Change in Control. With respect to all RSUs, in the event of a Change in Control during the executive’s employment or termination for death or disability, all unvested RSUs will accelerate. The amounts reported reflect the value of unvested RSUs based on the closing price of Gates’ ordinary shares on December 27, 2019. In the event of termination for death or disability, the PRSUs will vest pro-ratably in accordance with the number of elapsed calendar days and actual performance, calculated based on the applicable performance metrics. The amounts reported reflect the value of 1/3 of PRSUs that would have vested based the actual metrics as of December 27, 2019. Upon a Change in Control, the PRSUs will (i) vest at target if not continued, converted, assumed or replaced by the Company or successor entity or (ii) will earn based on actual metrics as of December 27, 2019 and vest (a) 100% if also terminated and (b) 50% if not terminated. The amounts reported reflect 100% value of the PRSUs that would have vested based on actual performance metrics as of December 27, 2019 if terminated or 50% value of the PRSUs that would have vested based on actual performance as of December 27, 2019 if not terminated.

(3)
For Messrs. Jurek and Naemura, the amounts reported reflect the sum of  (a) the fiscal 2019 Annual Plan bonus payment (without the adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, (b) two times Mr. Jurek’s and one times Mr. Naemura’s (x) then-current base salary and (y) the actual fiscal 2018 Annual Plan bonus payment, which would be paid in substantially equal installments over a period of 24 months for Mr. Jurek and 12 months for Mr. Naemura, and (c) accrued vacation pay. For the remaining Named Executive Officers, the amount reported is the sum of  (a) the fiscal 2019 Annual Plan bonus (without an adjustment for an individual performance factor), which would be paid concurrently with cash bonus payments to other employees under the Annual Plan, (b) two times his or her then-current base salary, which would be paid in substantially equal installments over a period of 24 months, and (c) accrued vacation pay.

(4)
The amounts reported in “Termination — By the Company without Cause” represent cash payments in an amount equal to the estimated total amount of Gates’ portion of the monthly COBRA insurance premiums for participation in the health and dental benefit programs in which the Named Executive Officer participated immediately prior to termination for a period of 24 months for each of the Named Executive Officers. The amounts reported in “Change-in-Control — (with Termination)” represent cash payments in an amount equal to the estimated total amount of the monthly COBRA insurance premiums for participation in the health and dental benefit programs as well as the monthly premiums for the life and long-term disability insurance programs in which the Named Executive Officer participated immediately prior to termination for a period of 30 months for Mr. Jurek and 24 months for each of the other Named Executive Officers.

(5)
Amounts reported represent costs of outplacement services for a six-month period for each executive based on rates effect at December 28, 2019.

(6)
The amounts reported reflect the sum of  (a) one and one-half times (two and one-half times for Mr. Jurek) the executive’s then-current base salary plus the fiscal 2019 Annual Plan target bonus, (b) the fiscal 2019 Annual Plan target bonus, the total of which would be paid in a lump sum no later than the 60th day following the termination date, (c) accrued vacation pay. Our Executive Change in Control Plan provides that if the executive is subject to an excise tax under Code Section 280G and Code Section 4999 then the amount of severance the executive receives may be reduced so that the excise tax does not apply, however, such reduction will only occur if the receipt of a greater after-tax severance than would otherwise be provided. For purposes of the above disclosure we have assumed that the executive’s severance amounts will not be reduced.
(7)
On March 13, 2020, Ms. Seely advised the Company that she would be resigning from her role as Executive Vice President, General Counsel and Corporate Secretary to pursue other opportunities, effective April 1, 2020. In connection with her departure, Ms. Seely and the Company entered into a Separation Agreement, as described above, and the amounts reported in this table reflect actual amounts to be paid in accordance with such Separation Agreement under the scenario of  “Termination — by the Company without Cause,” plus accrued vacation pay.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 28, 2019:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the 1st Column of This Table)
Equity compensation plans approved by security holders	20,415,639(1)	$9.11(2)	9,739,621(3)

(1)
Consists of 20,415,639 shares of our common stock issuable upon the exercise of 19,448,820 outstanding stock options or vesting of 966,819 outstanding restricted stock units awarded under our 2014 Incentive Plan, 2015 Non-Employee Director Incentive Plan or 2018 Omnibus Incentive Plan and excludes any cash-settled stock appreciation rights.

(2)
Excludes shares issuable upon the vesting of restricted stock units which are included in the first column of this table for which there is no exercise price.

(3)
Our 2018 Omnibus Incentive Plan provides that the total number of ordinary shares that may be issued under the 2018 Omnibus Incentive Plan is 12,500,000 (the “Absolute Share Limit”); provided, however, that the Absolute Share Limit shall be increased on the first day of each fiscal year beginning with the 2019 fiscal year in an amount equal to the least of  (x) 6,500,000 ordinary shares, (y) 2.5% of the total number of ordinary shares outstanding on the last day of the immediately preceding fiscal year, and (z) a lower number of ordinary shares as determined by the Board. Our 2018 Omnibus Incentive Plan, which was approved on January 17, 2018, replaced our 2014 Incentive Plan and 2015 Non-Employee Director Incentive Plan with respect to prospective equity grants.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Board of Directors unanimously recommends that shareholders vote “FOR” the advisory approval of the compensation of Gates’ Named Executive Officers.
What am I voting on?
Under Dodd-Frank and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a nonbinding advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with SEC rules, commonly known as “say-on-pay.”
As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to enable us to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for our customers and shareholders and achieving the Company’s business goals over the long term. In addition, our executive compensation program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. We also believe that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance, and accordingly we employ performance metrics tied to our strategy to encourage performance that creates long-term value. Our Compensation Committee oversees our executive compensation program and maintains a focus on paying our executive officers for performance, not only through the use of performance metrics tied to our strategy but also by using a mix of compensation elements that emphasizes pay that varies based on Gates’ performance.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2020 Annual General Meeting” in this Proxy Statement.
Is this vote binding on the Board?
As this vote is advisory, the result will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of Gates’ executive compensation program.

DIRECTOR COMPENSATION
Director Compensation
Our employee director and Sponsor-affiliated directors receive no additional compensation for serving on the Board. As such, none of our directors, other than James Ireland, Terry Klebe and Stephanie Mains and our former director John Plant, received compensation for the year ended December 28, 2019.
Each year, the Board determines the non-employee director compensation based on the recommendation of the Compensation Committee. In making a recommendation, the Compensation Committee considers market data for the Company’s peer group, which is the same peer group used for the Company’s executive compensation peer group, as well as a general industry group consisting of comparably sized general industry (excluding financial services) companies with median revenues of approximately the Company’s size.
In 2019, eligible directors received an annual compensation package of  $225,000, consisting of  $125,000 as an annual cash retainer (payable in quarterly installments in arrears) and $100,000 in value of restricted stock units (payable annually). Restricted stock units vest in full on the first anniversary of the grant date. The chairpersons of the following committees are entitled to receive additional fixed annual cash retainers (payable in quarterly installments in arrears) listed below. We reimburse all directors for expenses associated with each meeting attended. Under the Supplemental Retirement Plan, directors may also elect to defer 20% to 100% of their annual retainer and any committee chair fees, if applicable, as well as 100% of his or her annual RSU grant.
Role	Annual Cash Retainers Chair
Chair, Audit Committee	$25,000
Chair, Compensation Committee	$10,000
Chair, Nominating and Governance Committee	$10,000
In October 2019, our Board approved a change in the mix of compensation that eligible directors will receive for service in 2020. The annual compensation package will still be valued at $225,000, but the mix will consist of  $100,000 as an annual cash retainer (payable in quarterly installments in arrears) and $125,000 in value of restricted stock units (payable annually). Restricted stock units vest in full on the first anniversary of the grant date.
Director Stock Ownership Guidelines
To better align the financial interest of our non-employee, non-Sponsor affiliated directors and our shareholders, the Company requires such directors to own a minimum level of our shares. Each of our non-employee, non-Sponsor affiliated directors is required to own stock in an amount equal to four times his or her annual cash retainer. Any such director who does not meet the threshold will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company. As of our annual measurement date of February 1, 2020, all of our non-employee, non-Sponsor affiliated directors either met the applicable ownership guidelines or were in compliance with the equity retention mandate.

Director Compensation Table
The following table provides summary information concerning the compensation of our directors, other than our employee director, who served during Fiscal 2019 for such period.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
D. Calhoun	—	—	—	—
J. Ireland	$125,000	$99,995	—	$224,995
J. Kahr	—	—	—	—
T. Klebe	$150,000(4)	$99,995	—	$249,995
S. Mains	$104,167	$99,997		$204,164
K. Ovelmen	$20,833	$99,995	—	$120,828
J. Plant	$70,742	$99,995	—	$170,737
N. Simpkins	—	—	—	—

(1)
Represents director fees earned during Fiscal 2019. Directors who served on the Board for a portion of the fiscal year received a pro-rated amount of the annual cash retainer.

(2)
The amounts shown represent the aggregate grant date fair value of stock awards granted in Fiscal 2019 calculated in accordance with Topic 718. As of December 28, 2019, the aggregate number of unvested RSUs held by our non-employee directors was as follows: Mr. Ireland (6,075), Mr. Klebe (6,075) and Ms. Mains (6,211), all which vested on February 22, 2020. Mr. Klebe elected to defer his shares pursuant to the Supplemental Retirement Plan. Ms. Ovelman forfeited her unvested RSUs upon her resignation effective March 1, 2019. Mr. Plant’s RSUs vested upon his resignation on July 23, 2019.

(3)
The Company has not granted options to non-employee directors since 2016. As of December 28, 2019, the aggregate number of options outstanding for Mr. Plant and Mr. Klebe was 76,293 each. Mr. Plant’s options are all vested. 45,774 of Mr. Klebe’s options are vested, with the remaining options vesting in two substantially equal on the fourth and fifth anniversary of the grant date, which was May 12, 2016.

(4)
Represents the annual cash retainer of  $125,000 plus an additional $25,000 for Mr. Klebe’s service as chair of the Audit Committee. Mr. Klebe elected to defer $135,000 of the fees earned in cash pursuant to the Supplemental Retirement Plan.

PROPOSAL 3: ADVISORY VOTE ON DIRECTORS’ REMUNERATION REPORT
The Board of Directors unanimously recommends that shareholders vote “FOR” advisory approval of the Directors’ Remuneration Report contained in Appendix A of this Proxy Statement.
What am I voting on?
The Board considers that appropriate remuneration of directors plays a vital part in helping to achieve the Company’s overall objectives, and accordingly, in compliance with the Companies Act, we are providing shareholders with the opportunity to vote on an advisory resolution approving the Directors’ Remuneration Report.
This proposal is similar to proposal 2 regarding the advisory vote to approve the compensation of our Named Executive Officers. However, the Directors’ Remuneration Report is concerned solely with the remuneration of our management and non-management directors and is required under the Companies Act.
We encourage shareholders to read the Directors’ Remuneration Report set forth in Appendix A to this Proxy Statement, which describes in detail how our compensation policies and procedures operate and are designed to achieve our compensation objectives for our management director and to attract and retain high-quality non-management directors. The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2020 Annual General Meeting” in this Proxy Statement.
Is this vote binding on the Board?
As this vote is advisory, the result will not be legally binding upon the Board or the Compensation Committee, and payments made or promised to directors will not have to be repaid, reduced, or withheld in the event that the resolution is not passed. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of Gates’ management director and non-management director compensation programs. If the advisory resolution on the Directors’ Remuneration Report is not passed, the Directors’ Remuneration Policy must be put up for re-approval at the Company’s next annual general meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Disclosure of Fees Paid to Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm, all of which were pre-approved by the Audit Committee pursuant to the policy described below, related to the audit of our consolidated financial statements and other services in 2019 and 2018.
(dollars in millions)	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$4.4	$3.1
Audit-Related Fees(2)	$0.3	$1.5
Tax Fees(3)	$0.3	$0.4
All Other Fees(4)	$0.1	$—
Total	$5.1	$5.0

(1)
Includes the audit and review of our financial statements and various statutory audits in several countries outside the United States.

(2)
Includes IPO-related services, other attestation engagements unrelated to our financial statements and accounting consultations.

(3)
Includes tax compliance, tax planning and tax advice.

(4)
Includes financial due diligence related to acquisitions and potential acquisitions.

Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
The Audit Committee has reviewed the nature of non-audit services provided by Deloitte and has concluded that these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors
The Audit Committee charter requires the Audit Committee to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, our management presents specific projects and categories of service to the Audit Committee to request advance approval. The Audit Committee reviews those requests and advises management if the Audit Committee approves the engagement of Deloitte. On a periodic basis, our management reports to the Audit Committee regarding specific engagements undertaken under the pre-approved services. The Audit Committee may also delegate the authority to pre-approve audit and permitted non-audit services, excluding services related to the Company’s internal control over financial reporting, to a subcommittee of one or more committee members, provided that any such pre-approvals are reported at a subsequent Audit Committee meeting.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending January 2, 2021.
What am I voting on?
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for the year ending January 2, 2021. The Board has proposed that shareholders ratify this appointment at the AGM. If shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment but is not obligated to appoint another independent registered public accounting firm.
Representatives of Deloitte are expected to be present at the AGM, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from shareholders.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2020 Annual General Meeting” in this Proxy Statement.

PROPOSAL 5: REAPPOINTMENT OF DELOITTE LLP AS THE COMPANY’S U.K. STATUTORY AUDITOR UNDER THE COMPANIES ACT
The Board of Directors unanimously recommends that shareholders vote “FOR” the reappointment of Deloitte LLP as our U.K. statutory auditor under the Companies Act, to hold office from the conclusion of this meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company.
What am I voting on?
Under the Companies Act, our U.K. statutory auditor must be appointed at each general meeting at which the annual report and accounts are presented to shareholders. Deloitte LLP has served as our statutory auditor since our registration as a public limited company in September 2017. If the shareholders do not re-appoint Deloitte LLP, the Board may appoint an auditor to fill the vacancy.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2020 Annual General Meeting” in this Proxy Statement.

PROPOSAL 6: AUTHORIZING THE AUDIT COMMITTEE OF THE BOARD TO DETERMINE THE COMPANY’S U.K. STATUTORY AUDITOR’S REMUNERATION
The Board of Directors unanimously recommends that shareholders vote “FOR” the authorization of the Board to determine our U.K. statutory auditor’s remuneration.
What am I voting on?
Under the Companies Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board to determine Deloitte LLP’s remuneration as our U.K. statutory auditor for the year ending January 2, 2021. It is proposed that the Board would delegate the authority to determine the remuneration of the U.K. statutory auditor to the Audit Committee in accordance with the Board’s procedures and applicable law.
The form of shareholder resolution for this proposal is set forth under the heading “Shareholder Resolutions for the 2020 Annual General Meeting” in this Proxy Statement.

RELATED-PERSON TRANSACTIONS POLICIES AND PROCEDURES
Our Board has adopted a written Related-Person Transaction Policy. This policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated that would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our general counsel will then promptly communicate that information to our Board of Directors. No related-person transaction will be executed without the approval or ratification of our Board of Directors or a duly authorized committee of our Board of Directors. It is our policy that directors interested in a related-person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
Shareholders Agreement
In connection with the pre-IPO reorganization transactions and the IPO, we entered into a shareholders agreement with our Sponsor. The shareholders agreement requires us to nominate a number of individuals designated by our Sponsor for election as our directors at any meeting of our shareholders (each a “Sponsor Director”) such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of Sponsor Directors serving as directors of our company will be equal to: (i) if our pre-IPO owners and their affiliates together continue to beneficially own at least 50% of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is greater than 50% of the total number of directors comprising our Board of Directors; (ii) if our pre-IPO owners and their affiliates together continue to beneficially own at least 40% (but less than 50%) of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 40% of the total number of directors comprising our Board of Directors; (iii) if our pre-IPO owners and their affiliates together continue to beneficially own at least 30% (but less than 40%) of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 30% of the total number of directors comprising our Board of Directors; (iv) if our pre-IPO owners and their affiliates together continue to beneficially own at least 20% (but less than 30%) of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 20% of the total number of directors comprising our Board of Directors; and (v) if our pre-IPO owners and their affiliates together continue to beneficially own at least 5% (but less than 20%) of our ordinary shares entitled to vote generally in the election of directors as of the record date for such meeting, the lowest whole number that is at least 10% of the total number of directors comprising our Board of Directors. In the case of a vacancy on our board created by the removal or resignation of a Sponsor Director, the shareholders agreement requires us to nominate an individual designated by our Sponsor for election to fill the vacancy. The above-described provisions of the shareholders agreement will remain in effect until our Sponsor is no longer entitled to nominate a Sponsor Director pursuant to the shareholders agreement, unless our Sponsor requests that it terminate at an earlier date.
The shareholders agreement also provides that, to the fullest extent permitted by law, we renounce any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that may be presented from time to time to our Sponsor or to members of our Board of Directors who are not our employees.
Registration Rights Agreement
In connection with the IPO, we entered into a registration rights agreement to provide to our Sponsor an unlimited number of  “demand” registration rights. The registration rights agreement also provides our Sponsor customary “piggyback” registration rights and provides that we will pay certain expenses relating to such registrations and indemnify our Sponsor against certain liabilities which may arise under the Securities Act.
Monitoring Fee and Support and Services Agreements
In connection with the acquisition in July 2014 of the entire equity interest in Pinafore Holdings B.V. for $5.4 billion by investment funds managed by Blackstone (the “Acquisition”), Omaha Topco Limited

(“Omaha Topco”) entered into a Transaction and Monitoring Fee Agreement (the “Former Transaction and Monitoring Fee Agreement”) with Blackstone Management Partners L.L.C. (“BMP”) and Blackstone Tactical Opportunities Advisors L.L.C., affiliates of the Sponsor (the “Managers”). Under the Former Transaction and Monitoring Fee Agreement, we paid the Managers, at the closing of the Acquisition, $56.8 million as a transaction fee as consideration for the Managers undertaking due diligence investigations and financial and structural analysis and providing corporate strategy and other advice and negotiation assistance in connection with the Acquisition. In addition, Omaha Topco and certain of its direct and indirect subsidiaries (collectively the “Monitoring Service Recipients”) reimburse the Managers for any out-of-pocket expenses incurred by the Managers and their affiliates.
In addition, under the Former Transaction and Monitoring Fee Agreement, the Monitoring Service Recipients engaged the Managers to provide certain monitoring, advisory and consulting services in the following areas:
•
advice regarding financings and relationships with lenders and bankers;

•
advice regarding the selection, retention and supervision of independent auditors, outside legal counsel, investment bankers and other advisors or consultants;

•
advice regarding environmental, social and governance issues pertinent to our affairs;

•
advice regarding the strategic direction of our business; and

•
such other advice directly related to or ancillary to the above advisory services as we may reasonably request.

In consideration for these oversight services, the Monitoring Service Recipients paid the Managers a monitoring fee at the closing of the Acquisition and have paid, at the beginning of each subsequent fiscal year, a monitoring fee equal to 1% of a covenant EBITDA measure as defined in accordance with the agreements governing our senior secured credit facilities. The Former Transaction and Monitoring Fee Agreement also contemplated that Monitoring Service Recipients would pay to the Managers a milestone payment upon the consummation of an initial public offering.
In connection with the IPO, we and the Managers terminated the Former Transaction and Monitoring Fee Agreement and we entered into a new Monitoring Fee Agreement (the “New Monitoring Fee Agreement”) with the Managers that is substantially similar to the Former Transaction and Monitoring Fee Agreement, except that the New Monitoring Fee Agreement did not require the payment of a milestone payment in connection with an initial public offering and monitoring fee payment obligations under the New Monitoring Fee Agreement terminated on January 29, 2020. Following termination of monitoring fee payment obligations, the Managers will refund us any portion of the monitoring fee previously paid, if any, in respect of fiscal quarters that follow the termination date. During the year ended December 28, 2019, the Company incurred $6.5 million in respect of these oversight services and out-of-pocket expenses, of which there was no amount owing at December 28, 2019.
In addition, in connection with the Acquisition, Omaha Topco entered into a Support and Services Agreement (the “Former Support and Services Agreement”) with BMP. Under the Former Support and Services Agreement, Omaha Topco and certain of its direct and indirect subsidiaries reimbursed BMP and its affiliates for expenses related to support services customarily provided by Blackstone’s portfolio operations group to Blackstone’s portfolio companies, as well as healthcare-related services provided by Blackstone’s Equity Healthcare group and Blackstone’s group purchasing program. In connection with the IPO, we and BMP terminated the Former Support and Services Agreement and we entered into a new Support and Services Agreement with the Managers that is substantially similar to the Former Support and Services Agreement, except that it terminates on the date our Sponsor beneficially owns less than 5% of our ordinary shares and such shares have a fair market value of less than $25 million, or such earlier date as may be chosen by Blackstone. During Fiscal 2019, the Company paid $0.1 million under this agreement.
Other Relationships
Blackstone Advisory Partners L.P. served as an initial purchaser of  $99.4 million of the 6.25% Dollar Senior Notes issued in November 2019 and received compensation of  $1.2 million in connection therewith.

Commercial Transactions with Sponsor Portfolio Companies
Our Sponsor and its affiliates have ownership interests in a broad range of companies. We have entered and may in the future enter into commercial transactions in the ordinary course of our business with some of these companies, including the sale of goods and services and the purchase of goods and services.
Indemnification Agreements
We are party to indemnification agreements with our directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office. These agreements do not indemnify our directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, which would be rendered void under the Companies Act.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

AUDIT COMMITTEE REPORT
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:
Audit Committee Report to Shareholders
The Audit Committee of our Board of Directors is comprised of three non-employee directors: Mr. Klebe, Mr. Ireland and Ms. Mains. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE, the rules of the SEC and the Company’s Corporate Governance Guidelines and are financially literate as defined by the NYSE and are audit committee financial experts as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. Consistent with this charter, the Audit Committee assists the Board of Directors with its oversight responsibilities as they relate to:
•
the integrity of the Company’s financial statements;

•
the effectiveness of the Company’s internal controls over financial reporting;

•
the Company’s compliance with legal and regulatory requirements;

•
the independent auditor’s qualifications and independence; and

•
the performance of the Company’s independent auditor and internal auditors.

The Audit Committee also has responsibility for preparing this report, which must be included in our Proxy Statement, and appointing and retaining the Company’s independent auditor. In order to meet the responsibilities assigned to it under its charter, the Audit Committee performs a number of tasks, including the following:
•
Advance review of all audit and legally permitted non-audit services to be provided by our independent auditor. This task includes sole approval authority for the fees and terms of the auditor’s engagement.

•
Review of the Company’s audited financial statements and quarterly financial statements. In connection with this task, the Audit Committee focuses on several factors, including the independent auditor’s judgment of the quality of the Company’s accounting principles, the results of management’s and the independent auditor’s procedures related to potential fraud, and major issues regarding judgments made in connection with the preparation of financial statements.

•
At least an annual evaluation of the independent auditor. The Audit Committee established a process for evaluating the independent auditor that includes obtaining an annual assessment from the Company’s management. That assessment includes several factors related to the independent auditor, including qualifications and expertise, past performance and appropriateness of fees. The Audit Committee also considers the communication and interactions with the independent auditor over the course of the year and the results of Public Company Accounting Oversight Board (United States) (“PCAOB”) inspections, and conducts a review of the independent auditor’s internal quality control procedures.

•
At least an annual evaluation of the independent auditor’s independence.

•
Periodic reviews of the Company’s guidance provided to investors.

•
Periodic reviews of the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures.

•
Periodic reviews of the Company’s program for assessing and managing risks, including steps management has taken to monitor and control exposures to such risks.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company’s consolidated financial statement and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the PCAOB and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In the performance of its oversight function, the Audit Committee has discussed and reviewed, with both management and Deloitte & Touche LLP, the audited financial statements of the Company. The Audit Committee also discussed with Deloitte & Touche LLP all matters required to be discussed under applicable standards of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte & Touche LLP the independent registered public accounting firm’s independence. In considering the independence of the independent registered public accounting firm, the Audit Committee took into consideration whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm.
Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019 filed with the SEC.
Submitted by the Audit Committee of the Company’s
Board of Directors:
Terry Klebe, Chair
James W. Ireland, III
Stephanie K. Mains

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 20, 2020, with respect to the number of ordinary shares owned by (a) each director and nominee for director of the Company, (b) each named executive officer of the Company, (c) all directors and executive officers and nominees as a group and (d) each shareholder known by the Company to own beneficially more than five percent of a class of the outstanding common stock. Unless otherwise noted, each person and group identified possesses sole voting and investment power with respect to the shares shown opposite such person’s or group’s name, and the address of each beneficial owner is 1144 Fifteenth Street, Denver, Colorado 80202.
	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number	%
5% or greater shareholders:
Blackstone(1)	245,784,590	84.6%
Directors and named executive officers:
James W. Ireland, III(2)	12,521	*
Julia C. Kahr(3)	—	*
Terry Klebe(2)(4)	118,422	*
Stephanie K. Mains(2)	6,205	*
Neil P. Simpkins(5)	—	*
Wilson S. Neely(2)	—	*
Grant Gawronski(6)	209,688	*
Ivo Jurek(7)	1,383,034	*
Walt Lifsey(8)	380,704	*
L. Brooks Mallard	—
David H. Naemura	19,743	*
Jamey S. Seely(9)	100,144	*
Directors and executive officers as a group (11 persons)(10)	2,210,989	*

*
Represents less than 1%.

(1)
Reflects 112,216,475 ordinary shares represented by depositary receipts directly held by Blackstone Capital Partners (Cayman) VI L.P., 371,540 ordinary shares represented by depositary receipts directly held by Blackstone Family Investment Partnership (Cayman) VI — ESC L.P., 108,509,467 ordinary shares represented by depositary receipts directly held by Blackstone GTS Co-Invest L.P., 22,887,900 ordinary shares represented by depositary receipts directly held by BTO Omaha Holdings L.P. and 1,799,208 ordinary shares directly held by Omaha Aggregator (Cayman) L.P. (together, the “Blackstone Funds”).

The general partner of each of Blackstone Capital Partners (Cayman) VI L.P., Blackstone GTS Co-Invest L.P. and Omaha Aggregator (Cayman) L.P. is Blackstone Management Associates (Cayman) VI L.P. The general partners of each of Blackstone Management Associates (Cayman) VI L.P. and Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. are BCP VI GP L.L.C. and Blackstone LR Associates (Cayman) VI Ltd.
The general partner of BTO Omaha Holdings L.P. is BTO Omaha Manager L.L.C. The managing member of BTO Omaha Manager L.L.C. is Blackstone Tactical Opportunities Management Associates (Cayman) L.P. The general partners of Blackstone Tactical Opportunities Management Associates (Cayman) L.P. are BTO GP L.L.C. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd.
Blackstone Holdings III L.P. is the sole member of each of BCP VI GP L.L.C. and BTO GP L.L.C. and the controlling shareholder of each of Blackstone LR Associates (Cayman) VI Ltd. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is

Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.). The sole holder of the Class C common stock of The Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.
(2)
Does not include unvested time-based RSUs held by our non-employee directors in connection with their service as directors.

(3)
Ms. Kahr is a Senior Managing Director of The Blackstone Group. Ms. Kahr disclaims beneficial ownership of any ordinary shares owned directly or indirectly by the Blackstone Funds.

(4)
Includes (i) 61,034 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) 57,388 ordinary shares owned by Mr. Klebe. Does not include 11,549 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.

(5)
Mr. Simpkins is a Senior Managing Director of The Blackstone Group. Mr. Simpkins disclaims beneficial ownership of any ordinary shares owned directly or indirectly by the Blackstone Funds.

(6)
Includes (i) 138,909 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) 70,779 ordinary shares owned by Mr. Gawronski.

(7)
Includes (i) 1,182,576 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) 200,458 ordinary shares owned by Mr. Jurek.

(8)
Includes (i) 297,263 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) 83,441 ordinary shares owned by Mr. Lifsey.

(9)
Includes (i) 94,262 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days and (ii) 5,882 ordinary shares owned by Ms. Seely.

(10)
Shares shown as beneficially owned by directors and executive officers as a group: (i) reflect 1,763,606 ordinary shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days; (ii) does not include 11,549 restricted stock units that are vested but deferred pursuant to the Supplemental Retirement Plan.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of our ordinary shares, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Directors, executive officers and these greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, we believe all reports required by Section 16(a) of the Exchange Act applicable to our directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during and for the year ended December 28, 2019, except that the Company filed a Form 5 on behalf of Mr. David Wisniewski in February 2020 to report the vesting of time-based restricted stock units and an associated disposition for tax withholding that occurred on April 9, 2019 and was not timely reported on a Form 4 due to the Company’s administrative oversight.
SHAREHOLDER PROPOSALS
Shareholders wishing to include proposals in the proxy materials in relation to our AGM to be held in 2021 must submit the same in writing, by mail, first-class postage pre-paid, to Gates Industrial Corporation plc, 1144 Fifteenth Street, Denver, CO 80202, Attention: General Counsel, which must be received at our executive office on or before December 2, 2020. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals.
Shareholders who intend to present a proposal at the 2021 annual general meeting, without including such proposal in our proxy statement, must provide our General Counsel with written notice of such proposal on or before February 15, 2021, in accordance with Rule 14a-4(c). If the requirements of such rule are not followed, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such shareholders proposal or nomination.
ANNUAL REPORT AND OTHER MATTERS
Upon written request addressed to the Office of our Corporate Secretary at 1144 Fifteenth Street, Denver, CO 80202 from any person solicited herein, we will provide, at no cost, a copy of our 2019 Annual Report filed with the SEC.
Our Board of Directors does not know of any matter to be brought before the AGM other than the matters set forth in the Notice of Annual General Meeting of Shareholders and matters incident to the conduct of the AGM. If any other matter should properly come before the AGM, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
By Order of the Board of Directors,
Ivo Jurek
Chief Executive Officer
April 1, 2020

SHAREHOLDER RESOLUTIONS FOR THE 2020 ANNUAL GENERAL MEETING
Proposal 1 — Election of Directors
RESOLVED THAT, the following individuals be and hereby are elected or re-elected, as applicable, by way of separate ordinary resolution, to serve as directors until the election and qualification of his or her respective successor or until his or her earlier removal or resignation pursuant to the Articles of Association:
James W. Ireland, III
Ivo Jurek
Julia C. Kahr
Terry Klebe
Stephanie K. Mains
Wilson S. Neely
Neil P. Simpkins
Proposal 2 — Advisory Vote to Approve Named Executive Officer Compensation
RESOLVED THAT, the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement for the annual general meeting of the Company held on May 14, 2020 under “Compensation Discussion and Analysis” and “Executive Compensation,” as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure.
Proposal 3 — Advisory Vote on Directors’ Remuneration Report
RESOLVED THAT, the shareholders approve, on an advisory basis, the Directors’ Remuneration Report, which is included in the Company’s annual report and accounts, in accordance with the requirements of the Companies Act.
Proposal 4 — Ordinary Resolution Ratifying the Appointment of Independent Registered Public Accounting Firm
RESOLVED THAT, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 2, 2021 is ratified and approved.
Proposal 5 — Ordinary Resolution Re-Appointing Deloitte LLP as the Company’s U.K. Statutory Auditor
RESOLVED THAT, the re-appointment of Deloitte LLP as the Company’s U.K. statutory auditor under the Companies Act, to hold office from the conclusion of the 2020 AGM until the next annual general meeting at which accounts are laid before the Company, be and is hereby approved.
Proposal 6 — Ordinary Resolution to Authorize the Audit Committee of the Board of Directors to Determine the Company’s U.K. Statutory Auditor’s Remuneration
RESOLVED THAT, the Audit Committee of the Board of Directors be and is hereby authorized to set Deloitte LLP’s remuneration as the Company’s U.K. statutory auditor.

APPENDIX A
Gates Industrial Corporation plc
(the “Company” or “Gates” or “us”)
DIRECTORS’ REMUNERATION REPORT
ANNUAL STATEMENT OF THE CHAIR OF THE COMPENSATION COMMITTEE
Dear Shareholders:
I am pleased to present our Company’s remuneration report for the financial year ended December 28, 2019. Shareholders are invited to approve this Director’s Remuneration Report at our annual general meeting of shareholders, to be held on May 14, 2020 (the “AGM”).
In January 2018, the Company successfully completed an initial public offering (the “IPO”) on the New York Stock Exchange (“NYSE”). As a NYSE listed company, we prepared our proxy statement for the AGM in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). In this proxy statement on Schedule 14A, which was filed with the SEC on April 1, 2020, you will find our compensation discussion and analysis (“CD&A”) setting forth our overall philosophy regarding compensation of our executive officers, which should be read in conjunction with this Directors’ Remuneration Report. In addition to the rules and regulations of the SEC, as a U.K. public limited company, we are also subject to the Companies Act and the regulations promulgated thereunder. Accordingly, we have produced this Directors’ Remuneration Report to be approved by our shareholders at the AGM through a non-binding, advisory vote. This remuneration report consists of two sections: (i) this statement and (ii) the annual report on remuneration.
Our business and affairs are managed under the direction of our Board of Directors (the “Board”), which currently consists of seven directors including Mr. Jurek (our Chief Executive Officer and our sole “Executive Director”). Our non-employee directors, including our chair, are referred to as our “Non-Executive Directors.” We are party to a shareholders agreement with certain affiliates of The Blackstone Group Inc. (our “Sponsor”). This agreement grants our Sponsor the right to designate nominees to our Board subject to the maintenance of certain ownership requirements in us. During financial year 2019, our Sponsor had three director appointees (Mr. Calhoun, Ms. Kahr and Mr. Simpkins) on the Board, who are Non-Executive Directors and who we refer to as the “Sponsor-affiliated Directors.”
At the Company’s first annual general meeting held on May 23, 2019, our shareholders approved the Directors’ Remuneration Policy, which applies to the material elements of our compensation package for our executive officers, including our Executive Director, and our Non-Executive Directors. The Sponsor-affiliated Directors receive no compensation for serving on the Board. The Directors’ Remuneration Policy will be in effect until a new policy is submitted for approval at the annual general meeting to be held in 2022, unless an earlier amendment by shareholders is required. To simplify our Directors’ Remuneration Report, we have elected not to repeat our Directors’ Remuneration Policy in this Report, which is available in Appendix A to last year’s proxy statement on Schedule 14A filed with the SEC on April 10, 2019 and available at www.sec.gov and on our website at http://investors.gates.com.
We are a leading manufacturer of application-specific fluid power and power transmission solutions. We are driven to push the boundaries of materials science to engineer products that continually exceed expectations. To achieve our objectives, we must be the destination of choice for the best talent. Our philosophy is to offer a remuneration program that will enable us to attract, motivate, reward and retain high-caliber executives who are capable of creating and sustaining value for our customers and shareholders and achieving the Company’s business goals over the long term. In addition, our remuneration program is designed to provide a fair and competitive compensation opportunity that appropriately rewards executives for their contributions to our success. We also believe that a significant portion of each executive’s compensation should be “at risk” and tied to overall Company and individual performance.
Our Board has a compensation committee that oversees risks relating to the Company’s compensation policies and practices (the “Compensation Committee”). The Compensation Committee provides assistance to the Board for oversight of the compensation packages of our directors and executive officers, including our Executive Director. The Compensation Committee is currently comprised of Ms. Julia Kahr (Chair) and Mr. Neil Simpkins and, prior to his resignation effective January 9, 2020, also included Mr. David Calhoun. The Compensation Committee annually reviews the performance and compensation for our directors and executive officers and, with input and guidance from an independent compensation consultant, approves or recommends to the full Board any changes to their compensation packages in light of such review.
The material elements of compensation for our Non-Executive directors who are not Sponsor-affiliated Directors are an annual cash retainer and an annual grant of time-based restricted stock units. The material elements of compensation for our executive officers are base salary, an annual bonus opportunity and a long-term incentive opportunity, skewed towards variable “at risk” compensation. Our Executive Director does not participate in deliberations regarding his own compensation. Our executive compensation program is designed to recognize an executive’s scope of responsibilities, leadership ability and effectiveness in achieving key performance goals and objectives. As an executive’s level of responsibility within Gates increases, so does the percentage of total compensation that is linked to performance in the form of variable compensation. We also provide various retirement and benefit programs and modest, business-related benefits.
Below is our annual report on remuneration for the financial year ended December 28, 2019, which sets out the compensation for our directors, including our Executive Director, and details the link between Company performance and compensation for the period. You will see this aligns with our previously approved Directors’ Remuneration Policy and supports our pay-for-performance philosophy. During financial year 2019, the Board of Directors made two noteworthy compensation award decisions.
First, in recognition of the successful IPO and subsequent record financial performance in financial year 2018 and to enhance both the retentive and performance-based value of our Executive Director’s equity profile, in February 2019, the Board of Directors awarded the Executive Director a one-time special grant of premium-priced stock options with a grant date fair value of  $4,500,000. They are structured as premium-priced options with an exercise price of  $19.00 per share, which represents a 15% premium performance requirement over the grant-date fair market value of  $16.46 per share before any gains are recognized. The premium-priced options will vest equally on the third, fourth and fifth anniversary of the grant date.
Second, due to a challenging financial year in financial year 2019, the Gates Financial Performance Factors of Adjusted EBITDA, Free Cash Flow and Revenue were all below threshold for the 2019 Annual Plan. As a result, the Compensation Committee determined in January 2020 that the Company had a 0% level of attainment of the Gates Financial Performance Factor at a company-wide level. Although the Company took actions in 2019 that we believe will improve the Company and better position us for future success, the Compensation Committee determined that in accordance with the Company’s pay-for-performance philosophy, there would be no funding of the 2019 Annual Plan for our Executive Director and other employees who were eligible to participate in the Annual Plan.
Thank you for your continued interest in our company.
Julia C. Kahr
Chair of the Compensation Committee

THE DIRECTORS’ REMUNERATION REPORT
For the financial year ended December 28, 2019 (“financial year 2019”)
In accordance with the U.K. Large and Medium-sized Companies & Groups (Accounts & Reports) (Amendment) Regulations 2013 (the “Regulations”), this Directors’ Remuneration Report includes disclosure of certain amounts paid to directors for “qualifying services.” This disclosure is presented for (i) financial year 2019, and where appropriate, (ii) the period from January 29, 2018 (the date on which the Company became the holding company subject to the Regulations) to December 29, 2018 (the “2018 qualifying services period”). For the period from incorporation on September 25, 2017 to January 28, 2018, none of the directors received any remuneration for qualifying services as directors of the Company.
The following directors served during financial year 2019:
Executive Director
•
Mr. Ivo Jurek

Non-Executive Directors
•
Mr. James Ireland

•
Mr. Terry Klebe

•
Ms. Stephanie Mains (appointed February 28, 2019)

•
Mr. John Plant (resigned effective July 23, 2019)

•
Ms. Karyn Ovelmen (resigned effective March 1, 2019)

Non-Executive Directors; Sponsor-affiliated Directors
•
Mr. David Calhoun (resigned effective January 9, 2020)

•
Ms. Julia Kahr

•
Mr. Neil Simpkins

On March 20, 2020, the Board appointed Mr. Wilson Neely to serve as a Non-Executive Director until the AGM, at which time the shareholders will vote on his election for a one-year term expiring at our 2021 annual general meeting of shareholders.
Remuneration for each director
Single Figure Total Remuneration Table for Executive Directors
This table reflects compensation earned by our Executive Director during financial year 2019 and during the 2018 qualifying services period, which includes base salary, annual cash bonus, long-term equity incentives and certain employee benefits.
Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Annual Bonus ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Benefits ($)(4)	Total ($)
Executive Director Ivo Jurek	2019	$989,635	—	—	—	—	$164,509	$1,154,144
	2018	$868,119	—	—	$1,278,476	—	$185,890	$2,332,485

(1)
The amounts reported in the “Salary” column consist of base salary earned.

(2)
Certain options held by our Executive Director, as set out in the “Outstanding Equity Awards at December 28, 2019” section below, vested during financial year 2019 but were awarded in his capacity as a director of a former parent of the group, Omaha Topco Limited, and are therefore not included in this table.

(3)
The amounts reported in the “Annual Bonus” column consist of amounts earned under the Annual Plan. For a summary of the details of the performance measures used and their relative weighting, the performance targets set at the beginning of the performance period and details of actual performance relative to the targets set and measured over the relevant reporting period, and the resulting level of reward, please see the “2019 Grants of Plan-Based Awards” section below.

(4)
The amounts reported in the “All Other Benefits” column reflect the sum of: (1) the amounts contributed by Gates to the Gates MatchMaker 401(k) Plan and the Supplemental Retirement Plan*; and (2) the cost of all other executive benefits, as shown in this table:

Name	Year	Company Contributions to Gates MatchMaker 401(k)	Company Contributions to Gates Supplemental Retirement Plan*	Other Benefits	Total
I. Jurek	2019	$16,800	$125,927	$21,782	$164,509
	2018	$15,185	$148,722	$21,983	$185,890

*
The Gates Supplemental Retirement Plan is a funded, nonqualified plan administered by the Company that provides our executives, including our Executive and Non-Executive Directors, with the ability to contribute portions of their compensation towards retirement on a tax-deferred basis. The Company makes a retirement contribution of 6% of eligible compensation on behalf of eligible employee participants, including our Executive Director, for eligible compensation that exceeds Section 401(a)(17) of Internal Revenue Code of 1986, as amended from time to time. The Company does not make contributions to this Plan for Non-Executive Directors participants.

2019 Grants of Plan-Based Awards
Executive Director
2019 Long-Term Incentive. In February 2019, our Board approved the first annual long-term incentive grant (the “2019 LTI”) for executive officers under the 2018 Omnibus Incentive Plan to incentivize long-term business performance as well as to promote retention. The 2019 LTI for our Executive Director was comprised of 33% time-based vesting restricted stock units (“RSUs”), 33% time-based vesting non-qualified stock options (“Options”) and 34% performance based RSUs (“PRSUs”). Each of the RSUs and Options will vest in substantially equal annual installments on the first three anniversaries of the grant date, subject to the executive’s continued employment through the vesting date.
The PRSUs provide that 50% of the award will generally vest if the Company achieves a certain level of average annual Adjusted Return on Invested Capital (“Adjusted ROIC”) and the remaining 50% will generally vest if the Company achieves certain Relative Total Shareholder Return (“Relative TSR”) goals, in each case, performance is measured over a three year performance period based on the pre-established scale. The Compensation Committee selected Adjusted ROIC as a metric to drive focus on making sound investments and efficient use of working capital. The Compensation Committee selected Relative TRS as a metric to align a significant portion of pay delivery directly with shareholder value creation.
Performance Measure	Description
Adjusted ROIC (50%)
50% of our PRSU value is calculated as (Adjusted EBITDA-depreciation and amortization) x (1 – 25% tax rate)) divided by (total assets — non-restricted cash — accounts payable — goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).
The financial measures are calculated in accordance with U.S. GAAP as presented in the Company’s financial statements, except (i) Adjusted EBITDA is

Performance Measure	Description
defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” of the 2019 Annual Report; (ii) the depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014 and (iii) total assets excludes both income tax receivable and deferred income tax assets.
Relative TSR (50%)	50% of our PRSU value is based on our three-year relative TSR (total shareholder return) ranking against companies in the S&P 400 Capital Goods Industry Index. TSR is measured by stock price change and dividends over the performance period as a percentage of the beginning stock price. The beginning and ending stock prices are based on the 20-day trailing averages.
The total number of PRSUs that vest at the end of the three year performance period will range from 0% to a maximum of 200% as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. Payout for achievement between the performance levels will be determined based on a straight line interpolation of the applicable payout range rounded to the nearest whole percentage. Payouts are subject to the Executive Director’s continued employment through the end of the applicable performance period, and are paid out after the certification of the performance results by the Compensation Committee. The Compensation Committee chose Adjusted ROIC and Relative TRS performance goals that are, in the Compensation Committee’s view, challenging but achievable.
One-time Premium-Priced Stock Options. In recognition of the successful IPO and subsequent record financial performance in 2018 and to enhance both the retentive and performance-based value of our Executive Director’s equity profile, on February 22, 2019, the Board of Directors awarded Mr. Jurek a one-time special grant of premium-priced stock options with a grant date fair value of  $4,500,000. They are structured as premium-priced options with an exercise price of  $19.00 per share, which represents a 15% premium performance requirement over the grant-date fair market value of  $16.46 per share before any gains are recognized. The premium-priced options will vest equally on the third, fourth and fifth anniversary of the grant date.
2019 Annual Plan. We provide a short-term annual incentive opportunity under the Gates Global Bonus Policy (the “Annual Plan”) to (1) reward certain employees, including our Executive Director, for achieving specific performance goals that would advance our profitability; (2) drive key business results; and (3) recognize individuals based on their contributions to those results.
Payout targets for 2019 under the Annual Plan were based on a combination of the achievement of our financial performance goals in the 2019 fiscal year (the “Gates Financial Performance Factor”), which fund the Annual Plan, and the executive officer’s performance during the fiscal year against his or her individual performance goals (the “Individual Performance Factor”). The Gates Financial Performance Factor determines the quantum of the Annual Plan. The Compensation Committee retained discretion to determine the financial performance measures and their relative contribution weighting and to calculate the Gates Financial Performance Factor applying measures, which are reassessed as critical indicators of our performance and which, when combined, contributed to sustainable growth. For financial year 2019 these were: Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%) performance, as described below.

Performance Measure	Definitions
Adjusted EBITDA (50%)	Adjusted EBITDA under the Annual Plan is defined in substantially the same manner as described in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Measures” of our 2019 Annual Report.
Free Cash Flow (30%)	Calculated as Adjusted EBITDA (as defined for purposes of the Annual Plan as described immediately above), less capital expenditures, plus or minus the change in average trade working capital; measured as an annualized average against actual performance.
Revenue (20%)	Revenue under the Annual Plan is defined as consolidated revenue as reflected in our financial statements, excluding the impacts of acquisitions and disposals made during the fiscal year.
The Compensation Committee reserved the ability to adjust the actual financial performance results to exclude the effects of extraordinary, unusual or infrequently occurring events. The weighted achievement factor for each of the financial performance measures was determined by multiplying the weight attributed to each performance measure by the applicable achievement factor for each measure. For each of the performance measures, the achievement factor was determined by calculating the payout percentage against the target goal based on a pre-established scale. Funding attainment with respect to these performance measures could range from:
•
no funding for performance below the threshold requirement level;

•
50% of target incentive for achieving 95% of the target performance requirement;

•
100% of target incentive for achieving 100% of the target performance requirement; and

•
150% of target incentive for achieving 105% of the target performance requirement.

If achievement with respect to any performance measure falls between the threshold and target, or between the target and maximum, earned award amounts for that particular performance measure will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). If achievement with respect to any performance measure does not reach threshold, then that measure will be deemed to have 0% attainment.
Due to a challenging financial year, the Gates Financial Performance Factors of Adjusted EBITDA, Free Cash Flow and Revenue were all below threshold for 2019 under the Annual Plan. As a result, the Compensation Committee determined in January 2020 that the Company had a 0% level of attainment of the Gates Financial Performance Factor at a company-wide level for financial year 2019. Although we took actions in 2019 that we believe will improve the Company and better positioned us for future success, the Compensation Committee determined there would be no funding of the Annual Plan for 2019 for the Executive Director and other employees who were eligible to participate in the Annual Plan.

The following table outlines the calculation of the potential funding of the Annual Plan based on the Gates Financial Performance Factors, based on the pre-established scale, and the actual funding for financial year 2019.
Measure	Weighting	Threshold (50% Funding for 95% of Target)	Target (100% Funding)	Maximum (150% Funding for 105% of Target)	2019 Attainment ($)	2019 Attainment (%)
	(Dollars in Millions)
Adjusted EBITDA	50%	$755.3	$795.0	$834.8	$611.0	0%
Free Cash Flow	30%	$606.1	$638.0	$669.9	$587.1	0%
Revenue	20%	$3,265.5	$3,424.3	$3,557.0	$3,087.1	0%
Total						0%
Individual Performance Factor. Under the Annual Plan, the Compensation Committee establishes an Individual Performance Factor for our Executive Director based on both financial and non-financial objectives appropriate for his position. The attainment percentage of the Individual Performance Factor is based on his achievement of his goals and performance against his competencies, among other things, during the applicable year. There is no stated maximum on the Individual Performance Factor.
If the Annual Plan was funded for 2019, actual amounts paid under the Annual Plan would be calculated by multiplying the Executive Director’s base salary in effect on December 31, 2019 by (i) his Annual Plan target bonus opportunity (which is reflected as a percentage of base salary), (ii) the final Gates Financial Performance Factor and (iii) the Individual Performance Factor. However, since the Compensation Committee did not fund the Annual Plan in 2019, the Individual Performance Factor did not impact his payout.
The following table illustrates the calculation of the annual cash incentive award that could have been earned by the Executive Director under the 2019 Annual Plan, had the Company attained 100% of the target performance requirement.
Name	Base Salary ($)	Target Bonus (% of Base Salary)	Target Bonus Opportunity ($)
I. Jurek	$1,000,000	150%	$1,500,000

2019 Grants of Plan-Based Awards Table
The following table summarizes all grants of plan-based awards to our Executive Director in financial year 2019. No long-term equity incentive awards were granted to our Executive Director in the 2018 qualifying services period.
Name	Award Type	Grant Date	Estimated Future Payouts under non-equity incentive plan awards ($)			Estimated Future Payouts under Equity incentive plan awards (#)			All other stock awards: number of shares of stock units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date face value of stock and option awards ($)(6)	Grant date fair value of stock and option awards ($)
			Threshold	Target	Max	Threshold	Target	Max
I. Jurek	Annual Plan(1)	—	$150,000	$1,500,000	—
	PRSU(2)	2/22/2019				929	92,952	185,904				$3,059,980	$1,865,082
	RSU(3)	2/22/2019							90,218			$1,484,988	$1,484,988
	Options(4)	2/22/2019								252,122	$16.46	$4,149,928	$1,482,477
	Options(5)	2/22/2019								796,460	$19.00	$13,109,732	$4,499,999

(1)
Represents the cash-based award opportunity range under the 2019 Annual Plan. For purposes of this table and threshold level disclosure, we assumed that the lowest weighted of the three performance measures achieved the threshold level of attainment (in other words, 10% of the target award was earned) and the Individual Performance Factor was set at 100%. The calculation uses the Executive Director’s base salary as of December 31, 2019. The actual cash-based award earned by the Executive Director under the 2019 Annual Plan was $0.

(2)
Represents the threshold, target and maximum payout shares of the PRSUs granted under our 2018 Omnibus Incentive Plan in 2019. The number of shares ultimately issued, which could be greater or less than target, will be based on achieving specific performance conditions. Threshold payout of shares is calculated assuming an attainment of 0.1% above threshold for the Adjusted ROIC measure. The grant date fair value of the PRSUs for the February 22, 2019 award was calculated in accordance with ASC Topic 718 based on target, the probable outcome of the performance conditions.

(3)
Represents RSUs granted in 2019 under our 2018 Omnibus Incentive Plan. The grant date fair value of the RSUs for the February 22, 2019 award was the closing price on the date of grant.

(4)
Represents Options granted in 2019 under our 2018 Omnibus Incentive Plan. The grant date fair value of the Options for the February 22, 2019 award was calculated in accordance with ASC Topic 718 using a Black-Scholes valuation model.

(5)
Represents premium time-based stock options granted in 2019 under our 2018 Omnibus Incentive Plan. The grant date fair value of the Premium Options for the February 22, 2019 award was calculated in accordance with ASC Topic 718 using a Monte Carlo valuation model.

(6)
Face value is calculated based on the closing share price on February 22, 2019 (the date of the grant) of $16.46, and, in the case of the PRSUs, on the maximum future share payout.

Outstanding Equity Awards at December 28, 2019
The following table provides information regarding outstanding equity awards held by our Executive Director as of December 28, 2019.
		Option Awards (*)					Stock Awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(7)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(8)
I. Jurek	Awards without performance measures
	5/18/2015	Tier I(1)	813,791	203,448	—	$6.56	5/18/2025
	5/2/2017	Tier I(1)	54,198	81,298	—	$7.87	5/2/2027
	2/22/2019	Options(5)	—	252,122	—	$16.46	2/22/2029
	2/22/2019	Options(6)	—	796,460	—	$19.00	2/22/2029
	2/22/2019	RSU						90,218	$1,236,889
	Awards with performance measures
	5/18/2015	Tier II	—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier III	—	—	1,017,239	$6.56	5/18/2025
	5/18/2015	Tier IV	—	—	1,017,239	$9.84	5/18/2025
	5/2/2017	Tier II	—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier III	—	—	135,496	$7.87	5/2/2027
	5/2/2017	Tier IV	—	—	135,496	$11.80	5/2/2027
	2/22/2019	PRSU								47,405	$649,923

(*)
Gates has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with our initial public offering in January 2018. No new awards have been granted under this plan since 2017. The options are split equally into four tiers, each with specific vesting conditions. Tier I options vest evenly over 5 years from the grant date, subject to the participant continuing to provide service to Gates on the vesting date. Tier II, III and IV options vest on achievement of specified investment returns by Blackstone at the time of a defined liquidity event, which is also subject to the participant’s continued provision of service to Gates on the vesting date. The performance conditions associated with Tiers II, III and IV must be achieved on or prior to July 3, 2022 in order for vesting to occur. All the options expire ten years after the date of grant.

(1)
Represents Tier I time-vesting stock options, awarded to the Executive Director in his capacity as a director of a former parent of the group, Omaha Topco Limited.

(2)
Represents Tier II, III and IV exit-vesting stock options, awarded to the Executive Director in his capacity as a director of a former parent of the group, Omaha Topco Limited.

(3)
RSUs vest in substantially equal annual installments on each of the first, second and third anniversaries of the grant date.

(4)
Reflects the aggregate market value of the unvested RSUs, based on a price of  $13.71 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2019, the last trading day of the fiscal year.

(5)
Represents time-based stock options granted in 2019 under our 2018 Omnibus Incentive Plan. These options vest in substantially equal annual installments on the first three anniversaries of the grant date.

(6)
Represents premium-priced time-based stock options granted in 2019 under our 2018 Omnibus Incentive Plan. These premium-priced options vest on the third, fourth and fifth anniversary of the grant date.

(7)
The PRSUs vest upon completion of the three year performance period, with 50% subject to attainment of certain levels of a defined Adjusted ROIC measure and 50% subject to attainment of a certain defined Relative TSR. The amounts shown in this column represent threshold payout shares of the outstanding PRSUs assuming both an attainment of 0.1% above threshold for the Adjusted ROIC measure and a threshold 50% payout under the TSR measure. The number of shares ultimately issued, which could be zero or greater than the number presented above, will be based on achieving specific performance conditions. Please refer to “Elements of Compensation — Long-Term Incentive” above.

(8)
Represents the aggregate market value of the threshold payout shares of the unvested PRSUs, based on a price of  $13.71 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2019, the last trading day of the fiscal year.

2019 Option Exercises and Stock Vested
Our Executive Director did not exercise any options, nor did any stock awards held by him vest, during financial year 2019.
Single Figure Total Remuneration Table for Non-Executive Directors
The following table provides the compensation earned by our Non-Executive Directors who served during financial year 2019.
Name	Year	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
J. Ireland	2019	$125,000	$77,606	$202,606
	2018	$20,833	—	$20,833
T. Klebe(3)	2019	$150,000	$2,557	$152,557
	2018	$138,049	—	$138,049
S. Mains(4)	2019	$104,167	—	$104,167
	2018	—	—	—
K. Ovelmen (5)	2019	$20,833	—	$20,833
	2018	$115,041	—	$115,041
J. Plant(5)	2019	$70,742	$149,956	$220,698
	2018	$115,041	—	$115,041
D. Calhoun	2019	—	—	—
	2018	—	—	—
J. Kahr	2019	—	—	—
	2018	—	—	—
N. Simpkins	2019	—	—	—
	2018	—	—	—

(1)
Represents director fees earned during financial year 2019. Directors who served on the Board for a portion of the financial year received a pro-rated amount of the annual cash retainer, which was $125,000.

(2)
The value of the stock awards vested during the period is based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date, minus par value. Certain options held by our Non-Executive Directors, as set out in the “Outstanding Equity Awards for certain Non-Executive Directors at December 28, 2019” section below, vested during financial year 2019, but were awarded in their capacity as directors of a former parent of the group, Omaha Topco Limited, and are therefore not included in this table.

(3)
Represents the annual cash retainer of  $125,000 plus an additional $25,000 for Mr. Klebe’s service as chair of the Audit Committee. Mr. Klebe elected to defer $135,000 of the fees earned in cash pursuant to the Supplemental Retirement Plan.

(4)
Ms. Mains was appointed to our Board effective February 28, 2019, and the amount reported represents her fee for her services in 2019 since appointment.

(5)
Ms. Ovelmen resigned effective March 1, 2019 and Mr. Plant resigned effective July 23, 2019, and the amount reported represents fees for services in 2019 prior to resignation.

Outstanding Equity Awards for certain Non-Executive Directors at December 28, 2019
The following table provides information regarding outstanding equity awards held by current Non-Executive Directors Mr. Ireland, Mr. Klebe and Ms. Mains, and former Non-Executive Directors Mr. Plant as of December 28, 2019. Ms. Ovelmen forfeited her outstanding equity awards upon her resignation effective March 1, 2019. None of the other Non-Executive Directors held any outstanding equity awards as of December 28, 2019.
		Option Awards (*)
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(2)	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)
T. Klebe	5/12/2016	45,775	30,518	—	$6.56	5/12/2026
	3/09/2018	—	—				5,474	$75,049
	2/22/2019	—	—				6,075	$83,288
J. Ireland	2/22/2019	—	—	—			6,075	$83,288
S. Mains	2/28/2019						6,211	$85,153
J. Plant	5/14/2015	76,293	—	—	$6.56	1/05/2025

(*)
Gates has a number of awards issued under the 2014 Omaha Topco Ltd. Stock Incentive Plan, which was assumed by the Company and renamed the Gates Industrial Corporation plc Stock Incentive Plan in connection with our initial public offering in January 2018. No new awards have been granted under this plan since 2017. The options are split equally into four tiers, each with specific vesting conditions. Tier I options vest evenly over 5 years from the grant date, subject to the participant continuing to provide service to Gates on the vesting date. Tier II, III and IV options vest on achievement of specified investment returns by Blackstone at the time of a defined liquidity event, which is also subject to the participant’s continued provision of service to Gates on the vesting date. The performance conditions associated with Tiers II, III and IV must be achieved on or prior to July 3, 2022 in order for vesting to occur. All the options expire ten years after the date of grant.

(1)
Represents vested time-based stock options, awarded to the Non-Executive Directors in their capacity as directors of a former parent of the group, Omaha Topco Limited.

(2)
Represents unvested time-based stock options, awarded to the Non-Executive Directors in their capacity as directors of a former parent of the group, Omaha Topco Limited.

(3)
Represents unvested time-based RSUs that vest on the first anniversary of the grant date.

(4)
Reflects the aggregate market value of the unvested RSUs, based on a price of  $13.71 per ordinary share, which was the share price of the Company’s ordinary shares on December 27, 2019, the last trading day of the fiscal year.

2019 Option Exercises and Stock Vested for certain Non-Executive Directors
The table below sets forth certain information concerning each exercise of options and stock vesting events for our Non-Executive Directors during financial year 2019.
	Option Awards		Stock Awards
Name	# of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	# of Shares or Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Ireland	—	—	6,451	$77,606
T. Klebe	—	—	169	$2,557
J. Plant	—	—	11,718	$149,956

(1)
Based on the closing share price of the Company’s ordinary shares on the trading day prior to the vesting date, minus par value.

Director Pension Scheme
No director who served during the year ended December 28, 2019 has any prospective entitlement to a defined benefit pension or a cash balance benefit arrangement (as defined in s.152, Finance Act 2004).
Scheme interests awarded during financial year 2019
Please refer to the following sub-headings in the “Notes to future policy table” section of the Directors’ Remuneration Policy for a description of the scheme interests granted to our Executive Director: (i) “Annual Plan”; (ii) “Discretionary Bonuses”; and (iii) “Long-Term Incentive”. In addition, please refer to the following sub-headings of this Directors’ Remuneration Report: (i) 2019 Grants of Plan-Based Awards; and (ii) 2019 Grants of Plan-Based Awards Table.
For financial year 2019, the annual compensation package for the Non-Executive Directors (excluding the Sponsor-affiliated Directors) consists partly of  $100,000 in value of restricted stock units (payable annually and rounded down to the nearest whole share). Restricted stock units vest in full on the first anniversary of the grant date. Please refer to the section entitled “2019 Option Exercised and stock vested for certain Non-Executive Directors” for further information.
Payments to Past Directors and Payments for Loss of Office
There were no payments made to past Directors and no payments to Directors for loss of office during financial year 2019.
Director Shareholdings and Share Ownership Guidelines
We have adopted an executive stock ownership program for our Executive Director. As of December 28, 2019 our Executive Director was expected to own our ordinary shares with a market value equal to at least six times his base salary. This target has been met. If our Executive Director falls below the threshold, he will be required to retain 50% of stock acquired through the exercise or vesting of equity awards made by the Company.
We have adopted share ownership guidelines for our Non-Executive, non-Sponsor affiliated Directors in order to better align our eligible directors’ financial interests with those of our shareholders by requiring such directors to own a minimum level of our shares. Each of our Non-Executive, non-Sponsor affiliated Directors is required to own shares with a market value equal to four times his or her annual cash retainer. As of December 28, 2019, Mr. Klebe and Mr. Plant held shares in excess of this target. Given their recent appointments to the Board, Mr. Ireland and Ms. Mains have not yet met this goal. Any such director who does not meet the threshold is required to retain 50% of shares acquired through the exercise or vesting of equity awards made by the Company.

The table below sets out the number of shares held by the Executive Director and each Non-Executive Director as of December 28, 2019.
Name of Director	Number of shares held in Company as of December 28, 2019
Executive Director
I. Jurek	174,118
Non-Executive Directors
J. Ireland	6,451
T. Klebe	62,862
S. Mains	—
J. Plant	57,493
Non-Executive Directors; Sponsor-affiliated Directors
D. Calhoun	—
J. Kahr	—
N. Simpkins	—
Please also refer to the “Outstanding Equity Awards for certain Non-Executive Directors at December 28, 2019” sections above for information regarding outstanding equity awards held by our Executive Director and Non-Executive Directors as of December 28, 2019.
Performance graph and table
Executive Director Remuneration
	2019	2018
Total remuneration	$1,154,144	$2,332,485
Annual bonus as a percentage of maximum	0%	65%
Share vesting	—	—

Performance Graph
The below graph shows the value, by December 28, 2019, of  $100 invested in Gates Industrial Corporation plc on December 30, 2018, compared with the value of  $100 invested in each of the S&P Midcap 400 Capital Goods Industry Group index and the Russell 2500 index on a daily basis. The S&P Midcap 400 Capital Goods Industry Group index was selected as it is used by the Company as part of the long-term incentive program (one of the performance measures for our PRSUs). The performance graph is based on historical results and is not intended to suggest future performance.

Total shareholder return

Source: Capital IQ

120
110
100
90
80
70
60
50
40
Value ($) (rebased)
1/25/2018
12/28/2019
Gates Industrial Corporation plc
S&P Midcap 400 Capital Goods Industry Group
Russell 2500 Index

This graph shows the value, by 28 December 2019, of $100 invested in Gates Industrial Corporation plc on 25 January 2018, at the IPO price of $19, compared with the value of $100 invested in the S&P Midcap 400 Capital Goods Industry Group Index and Russell 2500 Index on a daily basis.

Percentage change in the Executive Director’s compensation
The following table shows the percentage change in salary, taxable benefits and annual performance bonus awards for our Executive Officer and, as stated in the note to the table, our corporate employees (excluding our Executive Director) located in our Denver corporate office and Denver area customer solutions center from the 2018 qualifying services period to the financial year 2019.
Percent Change in Compensation of Executive Director Compared with Employees
	Chief Executive Officer	Employees(1)
Salary	5%	2%
Taxable benefits	(32)%	7%
Annual performance bonus awards	(100)%	(100)%

(1)
Due to the complexity of our global operations with employees in multiple countries with different currencies, costs of living and work cultures, we selected our corporate employees based in our Denver corporate office and Denver area customer solutions center as the comparator group for the above table. This group of employees is considered an appropriate comparator, as they are compensated in accordance with U.S. customs and standards and participate in similar annual performance award and benefit programs as our Executive Director who is based in Denver, Colorado. The percentage changes were determined for salary and taxable benefits for our corporate employees by calculating the average amount of salary and taxable benefits per average employee by dividing the total salary and total taxable benefits by the average number of corporate employees for each fiscal year (without adjustment for leavers and joiners). Note that if we take into account adjustments for leavers and joiners, the salary increase for employees would have been 5.9%. Taxable benefits included, but were not limited to: gym reimbursements, awards not included in the annual bonus policy, wellness incentives, and relocation allowances. To determine the percentage change for the annual performance bonus award, we calculated the average award earned per corporate employee by dividing the total award amount for our annual performance based incentive policy, Gates Global Bonus Policy, by the number of employees that were eligible for a Gates Global Bonus Policy award for each fiscal year.
Relative Importance of Spend on Pay
The table below sets out the remuneration the Company paid to its employees and distributions made to its shareholders in the financial year 2019 and in the 2018 qualifying services period.
	2019 financial year ($ millions)	2018 qualifying services period ($ millions)
Employee remuneration	728.6	697.9
Dividends	—	—
Share buyback	—	—
Statement of implementation of remuneration policy in 2020
For financial year 2020, the Compensation Committee intends to provide remuneration in accordance with our previously approved Directors’ Remuneration Policy, which took effect on May 31, 2019.
Executive Director
2020 Long-Term Incentive. In February 2020, the Compensation Committee recommended and the Board approved a new award (the “2020 LTI”) for financial year 2020 under the plan for our Executive Director. The 2020 LTI is comprised of 50% PRSUs, 25% RSUs and 25% Options. Each of the RSUs and options will vest in equal annual installments on the first three anniversaries of the grant date, subject to the Executive Director’s continued employment through the vesting date. The PRSUs will vest upon completion of the three year performance period and will be paid out after certification of results by the Compensation Committee. For 2020 PRSUs, the Board determined that the PRSUs shall provide that 50% of the award will generally vest if the Company achieves a certain level of Adjusted ROIC and the remaining 50% of the PRSUs will generally vest if the Company achieves certain Relative TSR goals, in each case, measured over a three year performance period. The total number of PRSUs that vest at the end of the performance period will range from 0% to 200% of the target as determined by measuring actual performance over the performance period for Adjusted ROIC and Relative TSR against the performance goals based on a pre-established scale. The target total grant date fair value for our Executive Director’s award was $4,635,000 under the 2020 LTI plan. The award was made based upon internal pay fairness factors, our Executive Director’s compensation mix and his total direct compensation. The number of target PRSUs was calculated on the date of grant, February 21, 2020, based on that day’s closing price of Gates ordinary shares on the New York Stock Exchange.
The performance period applying to the PRSUs began on December 29, 2019 and will end on December 31, 2022. The performance results will be measured against the specified cumulative Adjusted ROIC and Relative TSR through the period. The target levels for performance based compensation have been omitted from the directors’ remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors’ remuneration report after the completion of the applicable performance period.

2020 Annual Incentive. In February 2020, the Compensation Committee determined that the correct measure for the annual bonus scheme for financial year 2020 should be Adjusted EBITDA (50%), Free Cash Flow (30%) and Revenue (20%) as the financial performance measures for 2020 (“Performance Factors”). The Compensation Committee determined that these Performance Factors are critical indicators of the Company’s performance for 2020 and, when combined, contribute to sustainable growth. The Compensation Committee set the minimum achievement threshold at 95% of the Performance Factors to achieve a 50% payout of the annual bonus and 105% to achieve a 150% payout of the annual bonus. If achievement with respect to any Performance Factor falls between the threshold and target, or between the target and maximum, earned award amounts for that particular Performance Factor will be interpolated on a straight-line mathematical basis (and rounded to the nearest whole number). The Executive Director’s target bonus in 2020 is $1,545,000.
2020 Salary. In February 2020, the Compensation Committee increased our Executive Director’s base salary by 3%, to $1,030,000.
For additional information on our Long-Term Incentive, Annual Incentive and Base Salary, please see Elements of Compensation in our proxy statement. Other than as stated above, no other changes are anticipated in 2020 with respect to the compensation of our Executive Director.
Non-Executive Directors
2020 Remuneration. The compensation program for our other Non-Executive Directors will remain the same in 2020, with an adjustment to the cash and equity mix to be more reflective of the market. In October 2019, the Board approved an annual compensation package of  $225,000 for these Non-Executive Directors in 2020, which is consistent with 2019 and will be allocated with approximately 45% as a cash retainer and 55% as an equity grant of time-based restricted stock units vesting in one year. On February 21, 2020, the Board approved the 2020 annual equity grant for the Non-Executive Directors. The number of RSUs was calculated on that date, based on the closing price of Gates ordinary shares on the New York Stock Exchange.
Consideration by the Directors of matters relating to Directors’ compensation
The Compensation Committee provides assistance to our Board for oversight of the compensation program for our Executive Director. Our Board has historically taken into account multiple factors, such as considering the responsibilities, performance, contributions and experience of our Executive Director and compensation in relation to other employees and other roles. The Compensation Committee annually reviews our Executive Director’s performance, base salary, annual incentive target opportunity and outstanding long-term incentive awards and approves, or recommends to the Board for approval, any changes to the Executive Director’s compensation package in light of such review. Our Executive Director does not participate in deliberations regarding his own compensation.
Pay recommendations for our high level executive officers, including our Executive Director, are made by the Compensation Committee at its second scheduled meeting of the fiscal year, typically held in February after we report our fourth quarter and year-end financial results for the preceding fiscal year (the “February meeting”). This timing allows the Compensation Committee to have a complete financial performance picture prior to making compensation decisions.
Compensation decisions with respect to prior year performance, as well as annual equity awards and target performance levels under our incentive plans for the current year are typically made at this February meeting. Annual equity awards to our executive officers, including our Executive Director, are recommended by the Compensation Committee at this meeting and reviewed by the Board and, if approved by the Board, are dated on the date of such Board approval. The exception is grants to executives who are promoted or hired from outside the Company during the year. These executives may receive compensation changes or equity grants effective or dated, as applicable, as of the date of their promotion, hiring date, or other Board approval date.
Compensation Consultant. The Compensation Committee retains an independent compensation consultant (the “Consultant”) to support the oversight and management of our executive compensation program. The Consultant has not provided the Company with any other services. The Compensation Committee retains sole authority to hire or terminate the Consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. A representative of the Consultant attends Compensation Committee meetings, as requested, and communicates with the Compensation Committee Chair between meetings. The Compensation Committee makes all final decisions. The Consultant’s specific roles include, but are not limited to:
•
Advising the Compensation Committee on executive compensation trends and regulatory developments

•
Providing a total compensation study for executives against the companies in our peer group and recommendations for executive pay

•
Providing advice to the Compensation Committee on governance best practices, as well as any other areas of concern or risk

•
Serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting

•
Reviewing and commenting on proxy disclosure items, including the CD&A

•
Performing an annual compensation risk assessment

•
Advising the Compensation Committee on management’s pay recommendations, and

•
From time to time, reviewing and providing compensation recommendations for non-employee directors to the Nominating and Governance Committee.

The aggregate fees paid to the Consultant and its affiliates for this work during financial year 2019 were approximately $185,000. An additional approximately $10,000 was paid to the Consultant and its affiliates for other services. No other fees were paid to the consultant or its affiliates.
The Compensation Committee has assessed the independence of the Consultant as required by the New York Stock Exchange rules. The Compensation Committee reviewed its relationship with the Consultant and considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended from time to time. Based on this review, the Compensation Committee concluded that the Consultant is independent and there are no conflicts of interest raised by the work performed by the Consultant.
Peer Group. The Compensation Committee, with the help of its Consultant, conducts an annual review and evaluation of executive and director compensation in comparison to an industry peer group. For fiscal 2019, the Consultant developed, and the Compensation Committee approved, a peer group of sixteen companies based on consideration of the following criteria:
•
publicly-traded companies within similar GICS code classifications;

•
peer companies used by the potential peer companies within the similar GICS codes;

•
peer companies used by proxy advisory firm Institutional Shareholder Services Inc. (“ISS”);

•
companies with annual revenues of approximately 0.4x to 3x Gates’ annual revenues; and

•
companies with enterprise values of approximately 0.2x to 5x Gates’ expected total enterprise value.

The peer group used to assist with 2019 compensation decisions consisted of the following companies:
Peer Group(1)
AMTEK, Inc.	Lincoln Electric Holdings, Inc.
Colfax Corporation	Nordson Corporation
Crane Co.*	Pentair plc*
Donaldson Company, Inc.	Regal Beloit Corporation
Flowserve Corporation	Rexnord Corporation
Gardner Denver Holdings, Inc.*	SPX Corporation
Graco Inc.	The Timken Company
IDEX Corporation	Xylem Inc.*

(1)
New peer companies are represented by a “*” and were added to assist with 2019 compensation decisions. These new peer companies have similar market capitalization and industry focus to the Company. Actuant Corporation, Franklin Electric, and EnPro Industries were removed from the peer group for 2019 to position the Company’s annual revenues closer to the peer median.

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.
Consideration of Shareholder Views
At the 2019 AGM, our shareholders approved the directors’ remuneration policy (as required under the Companies Act), our annual remuneration report (as required under the Companies Act) and the compensation of our Named Executive Officers, which includes our Executive Director (on an advisory basis, pursuant to applicable SEC regulations).
The voting results on the compensation matters presented at the 2019 AGM were:
Resolution: To approve, on an advisory basis, named executive officer compensation:
Votes For	% of Total	Votes Against	% of Total	Votes Abstain	% of Total
281,805,904	99.26%	434,392	0.15%	138,920	0.05%
Resolution: To approve, on an advisory basis, on an advisory basis, the Company’s directors’ remuneration report (excluding the Company’s directors’ remuneration policy) in accordance with the requirements of the Companies Act.
Votes For	% of Total	Votes Against	% of Total	Votes Abstain	% of Total
281,813,288	99.26%	419,698	0.14%	146,230	0.05%
Resolution: To approve the Directors’ Remuneration Policy in accordance with the requirements of the Companies Act:
Votes For	% of Total	Votes Against	% of Total	Votes Abstain	% of Total
273,918,265	96.48%	8,314,901	2.93%	146,050	0.05%

In light of the voting results on these resolutions and based on the Company’s compensation philosophy and objectives, the Compensation Committee is maintaining our overall compensation program for our executive director and our non-executive directors, with certain modifications as described in our CD&A.
The Directors’ Remuneration Report was approved by the Board and signed on its behalf by:
Ivo Jurek
Director and Chief Executive Officer

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF GATES INDUSTRIAL CORPORATION plcDate:May 14, 2020Time:10:00 a.m. (Mountain Time)Place:Virtual: www.proxydocs.com/GTES Annual General Meeting of Shareholders of Gates Industrial Corporation plc to be held on Thursday, May 14, 2020for Shareholders as of March 20, 2020This proxy is being solicited on behalf of the Board of DirectorsVOTE BY: Please make your marks like this:Use dark black pencil or pen onlyA. Proposals – Board of Directors recommends a vote FOR each of the nominees listed in proposal 1 and FOR each of proposals 2, 3, 4, 5 and 6. Go To INTERNET Call TELEPHONE(855) 668-4182 1: Election of Directors:Nominees:01 James W. Ireland, III02 Ivo Jurek For Against Abstain www.proxypush.com/GTES• Cast your vote online.• View meeting documents. ORMAIL • Use any touch-tone telephone.• Have your Proxy Card/Voting Instruction Form ready.• Follow the simple recorded instructions. 03 Julia C. Kahr04 Terry Klebe05 Stephanie K. Mains06 Wilson S. Neely07 Neil P. Simpkins2: To approve, in a non-binding advisory vote, the compensation of theCompany’s named executive officers.3: To approve, on an advisory basis, the Directors’ Remuneration Report in accordance with the requirements of the U.K. Companies Act 2006.4: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January2, 2021.5: To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under theU.K. Companies Act 2006.6: To authorize the Audit Committee of the Board of Directors to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor.To ATTEND the virtual Annual Meeting, you must register in advance prior to the deadline of May 7, 2020 at 3:00 p.m. (Mountain Time). Please visit www.proxydocs.com/GTES to register. There will be no physical meeting location.Regardless of whether you plan to attend, we encourage you to vote your shares as promptly as possible. OR• Mark, sign and date your Proxy Card/Voting Instruction Form.• Detach your Proxy Card/Voting Instruction Form.• Return your Proxy Card/Voting Instruction Form in thepostage-paid envelope provided.The undersigned hereby appoints Ivo Jurek, Chief Executive Officer and Chairman of the Annual Meeting, and L. Brooks Mallard, Chief Financial Officer, and each of them, as proxies for the undersigned, with the full power of substitution and hereby authorizes them, and each of them, to vote all the ordinary shares of Gates Industrial Corporation plc that the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held virtually at 10:00 A.M. Mountain Time on May 14, 2020, or any postponement or adjournment thereof, in the manner indicated on the reverse side of this proxy card and upon such other matters as may be properly brought before the meeting or any postponement or adjournment thereof, conferring authority upon such proxy to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS FOR ALL NOMINEES IN PROPOSAL 1 (FOR ALL NOMINEES01 THROUGH 07) AND FOR PROPOSALS 2, 3, 4, 5 and 6.Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders: The Notice, ProxyStatement and 2019 Annual Report are available at www.proxydocs.com/GTES.All advance votes must be received by 10:00 A.M., Mountain Time, on May 14, 2020.PROXY TABULATOR FORGATES INDUSTRIAL CORPORATION plcP.O. BOX 8016CARY, NC 27512-9903

Proxy — Gates Industrial Corporation plcAnnual General Meeting of ShareholdersMay 14, 2020, 10:00 a.m. (Mountain Time)This Proxy is Solicited on Behalf of the Board of DirectorsB. Materials Election – The rules of the U.K. Companies Act 2006 permit companies to send you a notice that proxy and other information is available on the internet instead of mailing you a set of the materials. Check the box on the right if you consent to receiving such proxy and other materials via the internet.C. Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below.Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Corporations should provide the full name of the corporation and title of the authorized officer signing the proxy.Please Sign Here (Signature 1)Please Date AbovePlease Sign Here (Signature 2)Please Date AboveD. Non-Voting Items – Change of Address – please print your new address above Comments – please print your comments above Meeting Attendance Please indicate if you plan to attend the annual general meeting IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – D ON BOTH SIDES OF THIS CARD